UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM 8-K

_____________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

Ener-Core, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-173040 (Commission File Number)	46-0525350 (IRS Employer Identification No.)

9400 Toledo Way, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 616-3300

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

See Item 2.01 for a description of the Agreement and Plan of Merger, dated April 16, 2013, as amended June 4, 2013 (the “Merger Agreement”), by and among Ener-Core, Inc., a Nevada corporation formerly known as Inventtech, Inc. (the “public company”), Ener-Core Power, Inc., a Delaware corporation formerly known as Flex Power Generation, Inc. (the “operating company”), and Flex Merger Acquisition Sub, Inc., a Delaware corporation (the “merger sub”).

Section 2 - Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets.

On April 16, 2013, the public company, the operating company, and the merger sub entered into the Merger Agreement, as amended on June 4, 2013. In anticipation of the closing of the transactions contemplated by the Merger Agreement (the “Merger”), on May 6, 2013, the public company effected a 30-for-1 forward split of its issued and outstanding common shares, par value $0.0001 per share. As of the closing of the Merger on July 1, 2013, the former stockholders of the operating company now hold approximately 35% of our outstanding common stock.

Additional information in respect of this Item 2.01 is keyed to the Item numbers of a registration statement on Form 10-SB. Unless otherwise noted or the context requires otherwise, references throughout this Current Report to “Ener-Core Power” or “the operating company” refer to Ener-Core Power, Inc. prior to the closing of the Merger; references to “Ener-Core” or the “public company” refer to Ener-Core, Inc. prior to the Merger; and references to the “Company,” “we,” or “our” refer to Ener-Core, Inc. following the closing of the Merger.

Form 10 Information

Item 1.    Description of Business.

Overview

We design, develop, and manufacture gradual oxidizer products and technologies that aim to expand power generation into previously uneconomical markets, while at the same time reducing the emissions of gases produced from industrial processes that contribute to air pollution and climate change. We currently anticipate our products and technologies will provide customers with cost competitive power generation having lower emissions and greater fuel flexibility than conventional power plants.

We believe that Gradual Oxidation provides a unique value proposition to a variety of potential customers that face power generation emissions issues or are unable to monetize low-energy value fuels. Our patented and patent pending Gradual Oxidizer products and technology allow for the extraction of energy from previously unusable low Btu fuels, while significantly reducing harmful pollutants and creating useful energy products such as heat and electricity.

We believe that our customers can greatly reduce the cost of compliance with air quality regulations by avoiding the chemicals, catalysts, and complex permitting required by competitive systems.

We believe our products and technologies can unlock power generation for a wide range of low-quality fuels that extend beyond traditional gas turbine and reciprocating engine operating limits, and we currently expect to scale up our technology to be integrated with a variety of larger turbines for power generation, providing an alternative to typical combustion-based generation.

Ener-Core Power (the operating company) was incorporated on July 31, 2012, as a Delaware corporation. The address of our corporate headquarters is 9400 Toledo Way, Irvine, California 92618, and our telephone number is (949) 616-3300. Our website can be accessed at www.ener-core.com. The information contained on, or that may be obtained from, our website is not a part of this Current Report. All of our operations are located in the United States.

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Effective November 12, 2012, FlexEnergy, Inc., a Delaware corporation (“FlexEnergy”) (i) transferred all of its Gradual Oxidizer assets (including intellectual property) and liabilities to its newly formed, special purpose subsidiary, Ener-Core Power (the operating company), and then (ii) “spun off” (the “spin-off”) Ener-Core Power. Prior to that date, Ener-Core Power did not operate as a separate legal entity.

In connection with the spin-off, Ener-Core Power and various other parties entered into a variety of related agreements, as described below:

•	Contribution Agreement among FlexEnergy, its other wholly-owned subsidiary (FlexEnergy Energy Systems, Inc.), and Ener-Core Power and a related side letter;

•	Restructuring Agreement with Ener-Core Power and various parties that owned a majority of its then-issued and outstanding capital stock;

•	Stockholders Agreement with Ener-Core Power and various of its stockholders, who are signatories thereto;

The Contribution Agreement and the related side letter are the agreements that documented the spin-off and the transfer to Ener-Core Power of the Gradual Oxidizer assets and the related intellectual property, as well as certain related liabilities. In that context, Ener-Core Power granted to FlexEnergy and its subsidiary (for use in their microturbine business only) a worldwide, royalty-free, fully paid up right and license to use on a non-exclusive basis (a) controls-related intellectual property that had been transferred in the spin-off, to the extent that it had been used in FlexEnergy’s microturbine business as of the date of the spin-off, and (b) certain other controls-related intellectual property developed, invented, or otherwise derived by FlexEnergy (or its affiliates) as “dual-use technology” for use in both FlexEnergy’s microturbine business and Ener-Core Power’s oxidizer business.

The Contribution Agreement also provided that FlexEnergy and its subsidiary would supply Ener-Core Power and its affiliates with certain microturbines, for a three-year period, at the lowest price at which FlexEnergy had sold such or similar products in the immediately preceding six-month period to its other customers that had ordered similar quantities and had similar credit ratings/risks, provided that FlexEnergy could additionally charge Ener-Core Power at generally applicable rates for any special engineering or product specialization required for such sales.

The Restructuring Agreement is the agreement that (in connection with the spin-off) documented the relative ownership of the capital stock among the various stockholders that held a majority of Ener-Core’s post-spin-off capital stock.

The Stockholders Agreement, which terminated as of the closing of the Merger, set forth certain of the rights and obligations of the various significant stockholders of Ener-Core Power.

Ener-Core (the public company) was incorporated on April 29, 2010, as a Nevada corporation with the name Inventtech Inc. Prior to the Merger, it was focused on the development and marketing of a web-based, school peer-to-peer chat software.

Our Products

Our first commercial product, the Ener-Core Powerstation FP250 (“FP250”), combines our Gradual Oxidizer technology with a 250 kilowatt gas turbine that was initially developed initially Ingersoll-Rand, plc (“Ingersoll-Rand”), and subsequently enhanced by FlexEnergy. Because our Gradual Oxidizer replaces a turbine’s standard combustor, the FP250 can operate on a gaseous fuel that is much lower in quality, and with fewer emissions than a conventional turbine. After deployment of FP250 development and field test units in 2011-2012, we currently anticipate shipment of the first commercial FP250 systems starting in late 2013, although we cannot provide any assurance that we will be able to ship any of such systems during such timeframe.

We currently anticipate that our second commercial product will be the Ener-Core Powerstation KG2-3GO (“KG2-3GO”), which will combine our Gradual Oxidizer technology with a two megawatt gas turbine, developed by Dresser-Rand Group Inc. (“Dresser Rand”). We have completed system layout and analytic models integrating our Gradual Oxidizer with this turbine and have initiated design and development of the KG2-3GO. We expect that we will field test units late in 2014 or 2015 with initial commercial shipments shortly thereafter.

We currently anticipate future development of additional commercial systems, integrating our Gradual Oxidizer with larger gas turbines from a select group of manufacturers.

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Our Technology

Our Gradual Oxidizer extends a historical trend in engine technology seeking to improve emissions and expand the gaseous fuel operating range. We believe that our approach provides a unique value proposition, by allowing for the extraction of energy from previously unusable fuels, while significantly reducing harmful pollutants and creating useful energy products such as heat and electricity.

We believe that the Gradual Oxidizer is well positioned to achieve the Lowest Achievable Emission Rate (“LAER”) for several major air pollutants in non-attainment areas and to become Best Available Control Technology (“BACT”) for these pollutants in attainment areas, as determined under the U.S. Environmental Protection Agency (“EPA”) New Source Review program as part of the 1977 Clean Air Act amendments.

Our Gradual Oxidation technology has completed a number of development and deployment milestones in the last five years. In 2012, our technology underwent testing and verification completed by an independent third party as part of U.S. Department of Defense (“DoD”) demonstration program. (Please see our disclosure under Research and Development, below, for a more thorough discussion of our first FP250 field test unit at the U.S. Army base at Fort Benning, Georgia.) The Fort Benning FP250 project was partially funded by the DoD Environmental Security Technology Certification Program, which seeks innovative and cost-effective technologies to address high-priority environmental and energy requirements for the DoD. We were a subcontractor to Southern Research Institute, a not-for-profit 501(c)(3) scientific research organization that conducts advanced research in environmental, energy, and other fields.

The Gradual Oxidizer works by replacing a combustion reaction with a chemically similar, but slower chemical oxidation reaction that occurs at lower temperatures than combustion. We offer two system configurations (low-quality fuels and ultra-low emissions) depending on specific customer needs.

Low-quality fuels configuration. This configuration is designed for customers intending to generate energy from low-quality fuels, including previously unusable gases – typically vented or flared. The process steps for our low-quality fuels FP250 configuration are as follows:

•	Fuel gas is mixed with ambient air, diluting the fuel and air mixture to approximately 1.5% concentration of fuel by volume.

•	The approximately 1.5% fuel and air mixture is compressed through a radial compressor constituting an integral part of 250kW gas turbine. A small amount of the mixture flows through engineered cooling paths in the gas turbine. The mixture is then pre-heated in a high-temperature heat exchanger.

•	Next, the mixture enters our Gradual Oxidizer, a packed-bed reactor adapted from thermal oxidizer technology. The fuel in the mixture oxidizes, generating heat, and oxidation byproducts (carbon dioxide and water). The Gradual Oxidation process is maintained such that the reaction is hot enough to destroy all carbon monoxide (“CO”), yet cold enough to preclude the formation of oxides of nitrogen (“NOx”).

•	The hot, pressurized gas exiting the Gradual Oxidizer then expands through the turbine, generating electricity and heat with low emissions that meet the strictest NOx emissions standards, and most other air quality regulatory standards.

Ultra-low emissions configuration. This configuration is designed for customers intending to meet emissions regulations in areas with significant air quality problems. Generally, installation of new power generating equipment in such areas requires complicated air permitting and compliance with very strict air quality regulations and controls. The process steps for our ultra-low emissions FP250 configuration are as follows:

•	Ambient air feeds into the radial compressor of the gas turbine. A small amount of the compressed air flows through engineered cooling paths in the gas turbine. The compressed air then is pre-heated in a high-temperature heat exchanger. At this point, the fuel is injected into such high temperature, compressed and pre-heated air stream, such that approximately 1.5% concentration of fuel by volume is maintained in the mixture.

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•	Next, all of the mixture enters our Gradual Oxidizer. The fuel in the mixture oxidizes, generating heat and oxidation byproducts (carbon dioxide and water). The Gradual Oxidation process is maintained such that the reaction is hot enough to destroy all carbon monoxide (“CO”), yet cold enough to preclude the formation of oxides of nitrogen (“NOx”).

•	The hot, pressurized gas exiting the Gradual Oxidizer then expands through the turbine, generating electricity and heat with ultra-low emissions of NOx, CO, and Volatile Organic Compounds (“VOCs”) that meet even the strictest air quality regulatory standards.

Advantages of Gradual Oxidation. Gradual Oxidation may provide certain advantages over alternative technologies, including the following:

•	Designed to operate on a wider range of fuels. When configured for low-quality fuels, our systems are designed to operate on gas with concentrations as low as 50 Btu/scf (1700 kJ/m3). By comparison, most turbine, engine, and fuel cell systems require fuel quality of significantly higher concentrations.

•	Less fuel conditioning may be required. When configured for low-quality fuels, our systems are designed to require minimal fuel pre-treatment or conditioning. When configured for ultra-low emissions, we may require some additional fuel conditioning. However, regardless of configuration, our systems are designed to require substantially less fuel pre-treatment than competitive systems.

•	Lower air emissions. Particularly when configured for ultra-low emissions, our Gradual Oxidizer technology may produce substantially lower emissions of NOx, CO, and VOCs than competitive systems.

•	No chemicals or catalysts for emissions control. Unlike other emissions control systems, such as selective catalytic reduction, our Gradual Oxidizer does not use chemicals or catalysts and, thus, cannot be rendered inactive from catalyst poisoning.

Markets

We believe that our Gradual Oxidation technology and related systems can tap into several available multibillion dollar gas markets worldwide, including landfill and biogas, coal mines, associated petroleum gas, and mainstream power generation markets.

We currently anticipate that our unique low-quality fuels configuration can open up new markets by allowing cost effective power generation from previously wasted or flared gases, all while maintaining low emissions, and that our ultra-low emissions configuration can open up new markets by substantially reducing costs of emission controls, including elimination of chemicals and catalysts, while achieving even lower emissions.

Landfills and Biogas

Our systems can leverage the currently anticipated worldwide trend toward increasing biogas collection and utilization. In addition to municipal solid waste, we currently anticipate projects from a variety of methane sources, including food, waste water, and animal waste digesters. We currently expect that a majority of our FP250 customers in the next 18 months will come from the landfills gas and biogas market; whereas, we currently anticipate that only a small percentage of our KG2-3GO customers in the first 18 months of that product’s availability will come from this market.

In most cases, the solid wastes currently deposited in landfills generate methane for between 25 and 100 years. In many active landfills, a trend towards recycling and the diversion of organic materials is lowering available gas quality. Some operators of existing landfill projects that utilize reciprocating engines and gas turbines for the collection and disposal of landfill-generated gases (“LFGs”) may explore the possibility of a transition to our technology as the fuel quality of those landfill projects decreases to levels below the normal operating range of reciprocating engines and gas turbines. Our low-quality fuel capability allows a greater percentage of the LFGs created from landfill-waste to be used for local electricity generation.

We believe that low NOx emissions and less fuel conditioning provide us with a potential advantage in regions that regulate air emissions and require fuel cleanup. The reduced fuel conditioning requirements of our Gradual Oxidizer systems may also lower overall lifetime operating costs when compared to other technologies.

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We have initiated design and development of our next Gradual Oxidation system, the KG2-3GO, which we currently anticipate will be a competitive product for certain larger landfill and biogas projects.

Coal Mines

We currently expect increased global demand for systems that can convert coal mine methane into electricity. Our systems may be a particularly attractive solution for methane generated in closed or abandoned coal mines, as well as for ventilation air methane (“VAM”). We believe that our systems may provide advantages over other low-quality coal mine methane power generating alternatives, such as integration of a thermal oxidizer and steam turbine, because our Gradual Oxidation system generates electricity directly without the complex design, operation, water usage, and costs associated with a steam turbine.

We currently expect that a small percentage of our FP250 and KG2-3GO customers will come from the coal mine market. Currently, when configured for low-quality fuel, our Gradual Oxidizer is designed to dilute fuel gas to 1.5% concentration by volume. In some countries, VAM is currently regulated at levels below 1.5% concentration. Accordingly, our low-quality fuels configuration may require additional development to operate on some VAM sources. If we could develop a version of our Gradual Oxidizer technology that could operate effectively on VAM at levels below 1.5% concentration (as to which successful development there can be no assurance), sales opportunities for the FP250 and the KG2-3GO in this market could be enhanced.

We have initiated design and development of our next Gradual Oxidation system, the KG2-3GO, which we currently anticipate may meet some of the anticipated increased demand for VAM and other coal mine methane conversions.

Associated Petroleum Gas

We currently anticipate a strong worldwide trend toward the reduction of venting, flaring, and waste of associated petroleum gas, also known as flare gas or associated gas, which is a form of natural gas that is commonly found associated with deposits of petroleum. For example, the Russian Federation has mandates that require beneficial use of associated petroleum gas. We currently expect more restrictive regulations on NOx emissions from power generation in a variety of oil and gas producing countries, such as the Russian Federation and United States. The FP250 and KG2-3GO (as anticipated) both destroy harmful pollutants and create electricity from this currently wasted resource, creating significant cost savings over time.

We currently expect that a small percentage of our FP250 customers will come from the associated petroleum gas market; whereas, we currently anticipate that a significant percentage of our initial KG2-3GO customers will come from this market.

We have initiated design and development of our next Gradual Oxidation system, the KG2-3GO, which we currently anticipate will be an appealing product for many larger associated petroleum gas and other oil and gas applications.

Mainstream Power Generation

Our products are designed to meet the most stringent emissions regulations, providing a potential advantage over conventional reciprocating engines and gas turbines currently used for mainstream power generation. Our products may provide a more cost-effective alternative to upgrading older existing gas-powered generation systems through the use of chemicals, catalysts, and add-on systems to comply with most recent environmental regulations. We currently anticipate a strong worldwide trend towards upgrading and replacing older systems.

We currently expect a significant percentage of our initial KG2-3GO customers will come from the mainstream power generation market, which is the target market for future development of our larger Gradual Oxidation systems.

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Sales, Marketing, and Distribution

The FP250, our first commercial product, is currently available for sale. We have primarily marketed the FP250 for sales through distributors although, in some cases, we will sell the FP250 directly to end users. During the two years prior to the spin-off of Ener-Core Power (the operating company), the combined FlexEnergy began to develop a sales pipeline for the FP250, while continuing to invest in the technical development of the product and conduct field testing on the equipment to reach reliability targets prior to commercialization. However, the 2012 change in management at the combined FlexEnergy resulted in a de-emphasis of the sales and marketing efforts for Gradual Oxidizer products, including the FP250, pending final reliability tests in the field. Upon the completion of the spin-off in November 2012, the management of Ener-Core Power began to pursue certain of the earlier FP250 customer opportunities. On December 31, 2012, Ener-Core Power received a conditional purchase order from EECT Turbomachinery, our distributor in The Netherlands, for an FP250. The condition (the issuance of an irrevocable letter of credit in favor of Ener-Core Power) was met on March 1, 2013.

We have completed system layout and analytic models integrating our Gradual Oxidizer with the Dresser Rand two megawatt turbine and have initiated design and development of our next Gradual Oxidation system, the KG2-3GO, which we plan to sell through existing and new distributors and, in some cases, directly to end users. Our parts are available through distributors and directly to end users.

In developing our sales opportunities, we have focused on vertical markets that we have identified as having the greatest near-term potential. In addition, we have identified the need to address various local requirements, which include fuel supply characteristics, electric grid interconnection standards, gas utility connection requirements, air quality regulations, and availability and pricing of power purchase agreements. The costs and scheduling ramifications of these various requirements can be significant to the completion of an installation. Our goal is to work with customers and applicable regulatory agencies to minimize the cost and timing of each installation.

North America

In North America, we are focused on opportunities where our low-quality fuels configuration and our ultra-low emissions configuration may provide competitive advantages.

For our low-quality fuels configuration, we have identified several opportunities for the FP250 to operate in low-quality fuel environments, such as closed landfills. Our domestic biogas market focus includes public entities that operate landfill and biogas facilities, including cities, counties, and federal government agencies, such as the DoD. We have also identified potential projects and customers, who may wish to generate electricity from a variety of waste gas streams that would otherwise be flared or vented. Such potential projects include gas processing facilities, oil fields, and coal mines.

For our ultra-low emissions configuration, we have focused on territories with strict environmental and air pollution regulations, such as the South Coast Air Quality Management District, San Joaquin Air Pollution Control District, and other areas in air quality nonattainment as defined by the federal Clean Air Act. In such areas, we believe that our system can greatly reduce the time and cost associated with air permitting and compliance under Title V of the Clean Air Act when compared with other systems. This potential opportunity may be of more significance for our larger system, the KG2-3GO. We currently expect that we will introduce our products to many stakeholders in non-attainment areas, including project developers, engineering firms, government regulators, and other potential partners, and currently anticipate significant domestic revenues as a result.

Our sales and marketing strategy in North America has been to develop and strengthen distributor relationships throughout the continent. We currently expect to enter into distribution agreements with a number of companies throughout North America for the resale of our products. Many of these distributors will serve multiple markets in their select geographic regions. We cannot provide any assurance that we will enter into any such agreements or that such distributors will be successful in selling our products.

International

In international markets, we have been primarily focused on identifying and developing opportunities where our low-quality fuels configuration may provide us with a competitive advantage’ particularly LFGs and coal mine gases that are low quality and on biogas with the potential reduced need for fuel conditioning.

Our sales and marketing strategy generally has been to develop and strengthen distributor relationships. We currently expect to enter into distribution agreements with a number of companies throughout Asia, Europe, and Russia for the resale of our products. We would expect that many of these prospective distributors will serve multiple markets in their select geographic regions.

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Distribution in Europe and Russia was started ahead of other international regions. Distributors have been established in their respective territories and we have established relationships with potential end-customers and their engineering, procurement, and construction firms in the Russian oil and gas market.

We believe that there are potential, immediate opportunities with existing landfills in The Netherlands, the United Kingdom, Italy, France, and Greece. We also believe that there are potential, immediate opportunities in Germany, Ukraine, and Russia with ventilation air methane gas and abandoned coal mine gas, and in Russia with associated petroleum gas. The quality of gas for these sources in Europe and Russia may be trending to lower quality, which potentially fits into our technology’s competitive advantage.

The environmental policy trend in these regions for reduction in venting and flaring of methane gases is potentially supportive of our technology’s low quality gas capacity. These policies also have the potential of increasing the price paid for electricity generated by our products using low quality gas.

Licensing

We may also license our technology to others, which could form an additional revenue stream for us. In particular, we currently anticipate long-term licensing agreements with large turbine partners and Original Equipment Manufacturers who can provide stronger worldwide presence and greater resources. We have not yet entered into any such licensing agreements and cannot provide any assurances that we will or that any such agreements will provide any appreciable amount of revenues.

Competition and Barriers to Entry

The market for our products is highly competitive. Our systems compete with established power generation technologies, such as reciprocating engines and conventional gas turbines, as well as emerging distributed generation technologies, such as fuel cells. We also compete against pollution control technologies, such as Selective Catalytic Reduction (SCR), Dry-Low-NOx, or Dry-Low-Emissions (DLN or DLE) systems, and in some cases, with low-emission flares and thermal oxidizers. As many of our competitors are large, well-established companies, they derive advantages from production economies of scale, worldwide presence, and greater resources, which they can devote to product development or promotion.

Research and Development

We have a long track record of research, development, and initial deployment of our Gradual Oxidizer technology.

Our engineering team is led by a group of experienced mechanical and electrical engineers who have worked together on the Gradual Oxidizer for the last five years. Our engineers have worked in a number of larger firms, including Honeywell International, Inc., General Motors Company, Inc., AlliedSignal, Inc., Capstone Turbine Corporation, General Electric Company, Underwriters Laboratories Inc., and Solar Turbines Incorporated. Combined, they have many decades of experience developing and commercializing a number of gas turbines, reciprocating engines, and related products.

Since 2008, our engineers have developed several Gradual Oxidizer test systems with improved system functionality and performance, leading to the commercialization of the FP250.

F100 Development Test Unit

In November 2008, we began testing the first F100 development test unit in a San Diego, California, test facility. This system was the first to combine the Gradual Oxidizer with a gas turbine (a 100 kilowatt gas turbine developed by Elliott Energy Systems, Inc.). Integration of the major components of the system required the design of proprietary software, hardware, and controls. Our team learned how to match the operating conditions of a gas turbine to the Gradual Oxidizer, which ultimately led to the scale up of the technology to our FP250.

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F100 Field Test Unit

In August 2010, we commissioned the first F100 field test unit at the Lamb Canyon Landfill in Beaumont, California, with cooperation from the County of Riverside. This field test unit was the first successful operation of the Gradual Oxidizer in an active landfill environment. Internal emissions testing verified the ultra-low emissions profile of the Gradual Oxidation technology. This unit was the first to be evaluated for prolonged test periods, which led to significant improvements to key components.

FP250 Alpha Development Test Unit

As part of our contract with Southern Research Institute, in November 2010, we began testing the first FP250 alpha development test unit in a San Diego, California, test facility. The purpose of this unit was to demonstrate the scalability of the Gradual Oxidizer technology to a 250 kilowatt gas turbine (developed by Ingersoll-Rand and FlexEnergy). We also completed our first development phase for software, controls, systems, and components, enabling the deployment of our field test unit.

FP250 Beta Development Test Unit

In July 2011, we installed the second FP250 beta development test unit at the Portsmouth, New Hampshire, manufacturing facility of FlexEnergy, which was previously Ingersoll-Rand’s facility. The purpose of this unit was to complete our second development phase for software, controls, systems, and components. We currently anticipate this unit will be moved to California later in 2013 for additional product improvements, cost reductions, and testing of alternative fuel sources.

FP250 Field Test Unit

In November 2011, we commissioned the first FP250 field test unit at the U.S. Army base at Fort Benning, Georgia. The Fort Benning FP250 project was funded by the DoD Environmental Security Technology Certification Program (“ESTCP”), which seeks innovative and cost-effective technologies to address high-priority environmental and energy requirements for the DoD. We were a subcontractor to Southern Research Institute (“SRI”), a not-for-profit 501(c)(3) scientific research organization that conducts advanced research in environmental, energy, and other fields.

As part of the ESTCP protocol, SRI conducted independent verification tests in October 2012. Exhaust emission measurements were taken in accordance with standard EPA reference methods. Among the results, which are scheduled to be published formally in coming months by SRI, the FP250 emissions were far below the allowable NOx limits of the California Air Resources Board (“CARB”) 2013 waste gas standards, which standards are considered to be among the strictest in the world. To our knowledge, the FP250 is the only power generation solution to meet this standard using a gas turbine or reciprocating engine without chemical or catalytic enhancements.

The Fort Benning project provided us with an opportunity to operate the FP250 on a closed landfill with application challenges. The landfill collection system initially provided fuel of insufficient volume to operate the unit. Our team then adapted the FP250 to accept supplementary fuel in addition to the LFGs. Also, an unreliable electric grid caused impediments to operation. Our team addressed this application challenge by modifying the hardware and software to ensure robust, continuous operation in this harsh environment. In addition to overcoming these application challenges, we also made key improvements to core components, such as the filter, insulation systems, and system controls. These changes and improvements will be included in future applications and the commercial product.

The Fort Benning FP250 is now the property of the base, and we are working with SRI and the Army on a transition to its full commercial operation.

Throughout the project, we successfully adapted the Fort Benning FP250 to accommodate a number of site-specific, extraneous factors, which led to further improvements of the commercial FP250. For example, given a lack of available landfill gas at the site, we implemented a process of supplemental fuel blending, by which propane and landfill gas were mixed to provide adequate energy content to operate the Fort Benning FP250. We intend to continue to make minor modifications to the FP250 to improve its reliability and operability.

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Current and Future Efforts

Our research and development efforts are now focused on the following sequence of activities:

•	Develop the Dresser-Rand KG2-3GO. We are currently in joint development with Dresser-Rand on the KG2-3GO, which incorporates our Gradual Oxidation technology with Dresser-Rand’s KG2-3G two megawatt gas turbine. We have completed system layout and analytic models integrating our Gradual Oxidizer with this turbine.

•	Scale up to other large gas turbines. We have already established close working relationships with several other gas turbine manufacturers and large industrial partners to facilitate the potential development of additional systems. We have evaluated the feasibility of several larger gas turbines and have exchanged technical information and have received positive responses from manufacturers and industry partners.

•	Create test rig to simulate alternative fuel sources and oxidizer operating conditions. We are currently planning for the installation of a test rig to provide a simulated environment to enhance further the performance, efficiency, and fuel flexibility of our Gradual Oxidizer (including potential application to coal mine VAM). We currently anticipate the test rig to be operational by late-2013.

•	Continued development of academic relationships. Over the past five years, we have developed a number of strong research relationships with the University of Cincinnati and University of California, Irvine. In conjunction with the University of Cincinnati, we have developed analysis tools to simulate our Gradual Oxidation process. We currently anticipate further strengthening these relationships.

Intellectual Property Protection

Management believes that a policy of protecting intellectual property is an important component of our strategy and will provide us with a long-term competitive advantage.

We are pursuing an aggressive intellectual property strategy, including development of what we expect will become a strong patent portfolio. We believe that Gradual Oxidation technology is a patent domain largely independent from combustion. We have filed over 50 patent applications, two of which have been granted as of the date of this Current Report. We have hundreds of pages of descriptive support, with over 100 independent claims and over 600 dependent claims. We aim to continue to protect our Gradual Oxidation technology in multiple applications for various implementations, markets, and uses. We currently expect to file a significant number of additional patent applications. We cannot predict when our patent applications may result in issued patents, if at all, or that any patents will issue from these applications or that, if issued, such patents will cover all or a substantial portion of the claims currently set forth in the applications. There can be no assurance that any patents issued will provide us with any competitive advantages, will not be challenged by any third parties, or that such third parties will not design competitive products around the patents. In addition, there can be no assurance that any of our patents would be held valid by a court of law of competent jurisdiction or, if held valid, that we will have sufficient economic resources to enforce or defend our patent rights. In the event we are found to have infringed upon the patent rights of others, there can be no assurance that we would be able to obtain a license to use any of such patents.

In addition, we have confidentiality agreements with our suppliers, distributors, employees, and certain visitors. With respect to proprietary know-how, we rely on trade secret protection and confidentiality agreements. Monitoring the unauthorized use of our proprietary technology is difficult and the steps we have taken may not prevent unauthorized disclosure or use of such technology. The disclosure or misappropriation of our trade secrets and other proprietary information could harm our ability to protect our rights and our competitive position.

Government Regulations

Our markets can be positively or negatively impacted by the effects of governmental and regulatory matters. We are affected not only by energy policy, laws, regulations, and incentives of governments in the markets in which we market and sell, but also by rules, regulations, and costs imposed from time to time by utilities.

We believe emissions regulations could enhance market demand for our technology if such regulations require a reduction in commonly found air pollutants (“criteria pollutants”) such as NOx, CO, and VOCs. In such cases, possible legislation on greenhouse gases or general reductions in required criteria pollutant levels could serve our business objectives. Although the timing of such regulations is uncertain, the general trend in recent decades continues to be government-mandated reduction for all criteria pollutants and the addition of new emissions to those regulated.

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The availability of our technology itself could accelerate the government’s willingness to adopt more stringent environmental regulations.

We continue to engage with federal and state policymakers to develop government programs to promote the deployment of our products. Since 2010, we have aggressively developed relationships with many regulators and legislators of interest, both at the federal and state levels, and we continue to pursue government funding, legislative, and regulatory opportunities.

Ultimately, it may be possible for our technology to achieve EPA BACT (Best Available Control Technology) and LAER (Lowest Achievable Emissions Rate) designations, as determined under the EPA New Source Review program.

Employees

As of the date of this Current Report, we have 13 full-time employees and one part-time employee. None of our employees is covered by a collective bargaining agreement, and we believe our relationship with our employees is good. We also employ consultants, including technical advisors and other advisors, on an as-needed basis to supplement existing staff. When we engage consultants or technical advisors, we typically enter into intellectual property assignment and non-disclosure agreements with them.

History of the Business

Edan Prabhu began developing a solution to convert low-quality waste gases into electricity in 1999, first through FlexEnergy International, LLC, a California limited liability company, and then through FlexEnergy, Inc., a California corporation. In 2008, Mr. Prabhu and his team began development of the Gradual Oxidizer. In April 2008, the California corporation was converted into a Delaware limited liability company known as FlexEnergy, LLC, which, in turn, was converted into FlexEnergy.

On December 31, 2010, FlexEnergy acquired selected assets and liabilities of Ingersoll-Rand’s Energy Systems division, including the MT250 gas turbine and manufacturing facility in Portsmouth, New Hampshire. During 2010 and 2011, the FP250 (which combines our Gradual Oxidizer with the MT250) reached significant development milestones. FlexEnergy began developing an FP250 sales pipeline and a final commercial product. In 2012, following a change in management, FlexEnergy changed its direction, primarily to focus on turbine sales for the oil and gas industry. Gradual Oxidizer marketing and FP250 sales efforts were deemphasized, although the engineering team took final steps towards commercialization of the product.

After operating as a combined company for 2011, following the Ingersoll-Rand acquisition, and continuing through much of 2012, FlexEnergy’s management and board of directors decided to separate the turbine and Gradual Oxidizer businesses.

On November 12, 2012, the Gradual Oxidizer business was spun-off from FlexEnergy to become Flex Power Generation, Inc. (the operating company now known as Ener-Core Power, Inc.). As a part of that transaction, the operating company received all of FlexEnergy’s assets (including intellectual property) and liabilities pertaining to the Gradual Oxidizer business.

On July 1, 2013, Ener-Core Power (the operating company) completed the Merger with Ener-Core (the public company). As the now-former stockholders of Ener-Core Power hold the majority of our outstanding common stock after the Merger and the management of Ener-Core Power is now our management, the transaction is accounted for as a “reverse merger” and the financial statements are those of Ener-Core Power. In connection with the Merger, we raised approximately $4.96 million (consisting of approximately $4.288 million in new equity and approximately $.672 million in conversion of debt previously in favor of the operating company’s largest stockholder group), through the sale and issuance of approximately 6.6 million shares of common stock at $0.75 per share.

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Through the closing of the Merger, the private company’s operations had been funded through private venture capital investment and government grants.

Item 1A.       Risk Factors.

We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations. An investment in our common stock is speculative and involves a high degree of risk. In evaluating an investment in shares of our common stock, you should carefully consider the risks described below, together with the other information included in this report.

The risks described below are not the only risks we face. If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties later materialize, that are not presently known to us or that we currently deem immaterial, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our shares. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business and Industry

Our future is dependent upon our ability to obtain additional financing. If we do not obtain such financing, we may have to cease our activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future. We will require additional financing in order to proceed with the manufacture and distribution of our products, including our FP250 and Gradual Oxidizer products. We will also need more funds if the costs of the development and operation of our existing technologies are greater than we have currently anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn recurring revenues from our operations, our business may fail and investors may lose all of their investment in our Company.

We are a Company with a limited operating history and our future profitability is uncertain. We have yet to generate recurring sales or positive earnings and there can be no assurance that we will ever operate profitably. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our Company.

Prior to obtaining customers and distribution for our products, we currently anticipate that we will incur increased operating expenses without realizing any revenues. We, therefore, currently expect to incur significant losses into the foreseeable future. We recognize that, if we are unable to generate recurring revenues from the sale of our products in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate recurring revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our Company.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

We have a limited operating history on which investors can base an evaluation of our business, operating results, and prospects. Of even greater significance is that fact that we have limited operating history with respect to designing and manufacturing systems for producing continuous energy from a broad range of sources, including previously unusable ultra-low quality gas.

While the basic technology has been verified, we only recently have begun offering the FP250 as a commercial system, and have yet to commercialize the KG2-3GO or other Gradual Oxidizer systems. This limits our ability accurately to forecast the cost of the producing and distributing our systems or technology or to determine a precise date on which our systems or technology will be widely released.

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Our plan to complete the initial commercialization of our gas-to-heat and electricity conversion technology is dependent upon the timely availability of funds and upon our finalizing the engineering, component procurement, build out, and testing in a timely manner. Any significant delays would materially adversely affect our business, prospects, operating results, and financial condition. Consequently, it is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected. If the market for transforming methane gas, especially ultra-low quality gas from landfills, coal mines, oil fields, and other low-quality methane sources into continuous electricity does not develop as we currently expect or develops more slowly than we currently expect, our business, prospects, operating results, and financial condition will be materially harmed.

A sustainable market for our technologies may never develop or may take longer to develop than we currently anticipate which would materially adversely affect our results of operations.

Our products represent an emerging market, and we do not know whether our targeted customers will accept our technology or will purchase our products in sufficient quantities to allow our business to grow. To succeed, demand for our products must increase significantly in existing markets, and there must be strong demand for products that we introduce in the future. If a sustainable market fails to develop or develops more slowly than we currently anticipate, we may be unable to recover the losses we have incurred to develop our products, we may have further impairment of assets, and we may be unable to meet our operational expenses. The development of a sustainable market for our systems may be hindered by many factors, including some that are out of our control. Examples include:

•	customer reluctance to try a new product or concept;
•	regulatory requirements;
•	perceived cost competitiveness of our FP250 and Gradual Oxidizer products;
•	costs associated with the installation and commissioning of our FP250 and Gradual Oxidizer products;
•	maintenance and repair costs associated with our products;
•	economic downturns and reduction in capital spending;
•	customer perceptions of our products’ safety and quality;
•	emergence of newer, more competitive technologies and products; and
•	decrease in domestic and international incentives.

We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our results of operations.

If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, management and other resources. Our ability to manage our growth will require us to expand our production capabilities, continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees. We cannot provide assurance that our systems, procedures and controls or financial resources will be adequate, or that our management will keep pace with this growth. We cannot provide assurance that our management will be able to manage this growth effectively.

Product quality expectations may not be met, causing slower market acceptance or warranty cost exposure.

In order to achieve our goal of improving the quality and lowering the total costs of ownership of our products, we may require engineering changes. Such improvement initiatives may render existing inventories obsolete or excessive. Despite our continuous quality improvement initiatives, we may not meet our customers’ expectations. Any significant quality issues with our products could have a material adverse effect on our rate of product adoption, results of operations, financial condition, and cash flow. Moreover, as we develop new configurations for our gas-to-heat and electricity conversion systems and as our customers place existing configurations in commercial use, our products may perform below expectations. Any significant performance below expectations could materially adversely affect our operating results, financial condition, and cash flow and affect the marketability of our products.

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Our business plan is to sell future products with warranties. There can be no assurance that the provision for estimated product warranty will be sufficient to cover our warranty expenses in the future. We cannot ensure that our efforts to reduce our risk through warranty disclaimers will effectively limit our liability. Any significant incurrence of warranty expense in excess of estimates could have a material adverse effect on our operating results, financial condition, and cash flow. Further, we may at times undertake programs to enhance the performance of units previously sold. These enhancements may at times be provided at no cost or below our cost. If we choose to offer such programs, such actions could result in significant costs.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales and materials, our business, prospects, operating results, and financial condition will suffer.

If we are unable to maintain a sufficiently low level of costs for designing, marketing, selling and distributing our gas transforming systems relative to their selling prices, our operating results, gross margins, business, and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments for the design and sales of our system and technologies. There can be no assurances that our costs of producing and delivering our system and technologies will be less than the revenue we generate from sales, licenses and/or royalties or that we will achieve our currently expected gross margins.

We may be required to incur substantial marketing costs and expenses to promote our systems and technologies, even though our marketing expenses to date have been relatively limited. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, gross margins, business, and prospects will be harmed. Many of the factors that impact our operating costs are beyond our control. For example, the costs of our components could increase due to shortages if global demand for these products increases.

Market acceptance of our technology and products is difficult to predict. If our technology and products do not achieve market acceptance, our business could fail.

A number of factors may affect the market acceptance of our products and technology, including, among others, the perception by consumers of the effectiveness of our products and technology, our ability to fund our sales and marketing efforts, and the effectiveness of our sales and marketing efforts. If our products and technology do not gain acceptance by our intended customers, we may not be able to fund future operations, including the development of new products, and/or our sales and marketing efforts for our current and currently anticipated products, which inability would have a material adverse effect on our business, prospects, operating results, and financial condition.

Further, market acceptance of our technology and business is difficult to predict. If our technology does not achieve market acceptance, our business could fail. If we are unable to develop effectively and promote our technology timely and gain recognition in our market segment, we may not be able to achieve acceptable sales revenue and our results of operations and financial condition would then suffer. Our ability to achieve future revenue will depend highly upon the awareness of our potential customers of our products, services, and solutions. While we plan to achieve this awareness over time, there cannot be assurance that awareness of our Company and technology will develop in a manner or pace that is necessary for us to achieve profitability in the near term.

In addition, we cannot predict the rate of adoption or acceptance of our technology by potential customers or prospective channel partners. While we may be able to effectively demonstrate the feasibility of our technology, this does not guarantee the market will accept it, nor can we control the rate at which such acceptance may be achieved. In certain of our market segments, there is a well-established channel with a limited number of companies engaged in reselling to our target customers. Failure to achieve productive relations with a sufficient number of these prospective partners may impede adoption of our solutions. Additionally, some potential customers in our target industries are historically risk-averse and, on occasion, have been slow to adopt new technologies. If our technology is not accepted in the market, we may not generate sufficient revenue by selling or licensing our technology to support our operations, recover our research and development costs, or become profitable and our business could fail.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs, and competition, as well as by frequent new product and service introductions. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

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•	Effective use and integration of new technologies;
•	Continual development of our technical expertise;
•	Enhancement of our engineering and system designs;
•	Development of products that meet changing customer needs;
•	Advertisements and marketing of our products; and
•	Influence of and response to emerging industry standards and other changes.

The market for alternative energy products is characterized by significant and rapid technological change and innovation. Although we intend to employ our technological capabilities to create innovative products and solutions that are practical and competitive in today’s marketplace, future research and discoveries by others may make our products and solutions less attractive or even obsolete compared to other alternatives that may emerge.

If we are unable to enforce our intellectual property rights or if our intellectual property rights become obsolete, our competitive position could be adversely impacted.

We utilize a variety of intellectual property rights in our products and technology. We view our portfolio of process and design technologies as one of our competitive strengths and we use it as part of our efforts to differentiate our product offerings. We may not be able to preserve these intellectual property rights successfully in the future and these rights could be invalidated, circumvented, challenged, or infringed upon. In addition, the laws of some foreign countries in which our products may be sold do not protect intellectual property rights to the same extent as the laws of the United States. If we are unable to protect and maintain our intellectual property rights, or if there are any successful intellectual property challenges or infringement proceedings against us, our ability to differentiate our product offerings could diminish. In addition, if our intellectual property rights or work processes become obsolete, we may not be able to differentiate our product offerings and some of our competitors may be able to offer more attractive products to our customers. As a result, our business and financial performance could be materially and adversely affected.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

We currently expect to own or license significant intellectual property, including patents, and intend to be involved in numerous licensing arrangements. Our intellectual property should play an important role in establishing and maintaining a competitive position in a number of the markets we intend to serve. We will attempt to protect proprietary and intellectual property rights to our products and gas system through available patent laws and licensing and distribution arrangements with reputable domestic and international companies. Despite these precautions, patent laws afford only limited practical protection in certain countries.

Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources. As we create or adopt new technology, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

We cannot assure that we will not experience any intellectual property claim losses in the future or that we will not incur significant costs to defend such claims nor can we assure that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

Any such imposition of a liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification could have a material adverse effect on our business, results of operations, and financial condition.

Further, liability or alleged liability could harm our business by damaging our reputation, that could require us to incur expensive legal costs in defense, exposing us to awards of damages and costs and diverting management’s attention away from our business operations. Any such liability could severely impact our business operations and/or revenues. If any claims or actions are asserted against us, we may seek to settle such claim by obtaining a license from the plaintiff covering the disputed intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license, or any other form of settlement, would be available on reasonable terms or at all.

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Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge, and experience of our technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter, and currently expect that we will continue to enter, into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our growth depends in part on environmental regulations and programs that promote or mandate the conversion of ultra-low quality gas into heat and electricity and any modification or repeal of these regulations may adversely impact our business.

Enabling customers to meet environmental regulations and programs in the United States that promote or mandate the conversion of ultra-low quality gas into heat and electricity is an integral part of our business plan. Industry participants with a vested interest in gas and electricity invest significant time and money in efforts to influence environmental regulations in ways that delay or repeal requirements for the conversion of ultra-low quality gas into heat and electricity. Furthermore, an economic recession may result in the delay, amendment, or waiver of environmental regulations due to the perception that they impose increased costs on the energy industries or the general public that cannot or should not be absorbed in a shrinking economy. The delay, repeal, or modification of federal or state regulations or programs that encourage the use of technologies that convert ultra-low quality gas into heat and electricity could slow our growth and adversely affect our business.

We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our products.

Our products are subject to federal, state, local, and foreign laws and regulations, governing, among other things, emissions and occupational health and safety. Regulatory agencies may impose special requirements for the implementation and operation of our products or that may significantly affect or even eliminate some of our target markets. We may incur material costs or liabilities in complying with government regulations. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations and requirements that may be adopted or imposed in the future. Furthermore, our potential utility customers must comply with numerous laws and regulations. The deregulation of the utility industry may also create challenges for our marketing efforts. For example, as part of electric utility deregulation, federal, state, and local governmental authorities may impose transitional charges or exit fees, which would make it less economical for some potential customers to switch to our products. We can provide no assurances that we will be able to obtain these approvals and changes in a timely manner, or at all. Non-compliance with applicable regulations could have a material adverse effect on our operating results.

The market for electricity and generation products is heavily influenced by federal and state government regulations and policies. The deregulation and restructuring of the electric industry in the United States and elsewhere may cause rule changes that may reduce or eliminate some of the advantages of such deregulation and restructuring. We cannot determine how any deregulation or restructuring of the electric utility industry may ultimately affect the market for our products. Changes in regulatory standards or policies could reduce the level of investment in the research and development of alternative power sources, including gas-to-heat and electricity conversion systems. Any reduction or termination of such programs could increase the cost to our potential customers, making our systems less desirable, and thereby materially adversely affect our revenue and other operating results.

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Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products.

Utility companies or governmental entities could place barriers on the installation of our products or the interconnection of the products with the electric grid. Further, they may charge additional fees to customers who install on-site generation or have the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees, or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems. This could make our systems less desirable, thereby materially adversely affecting our revenue and other operating results. In addition, utility rate reductions can make our products less competitive, which would have a material adverse effect on our operations. The cost of electric power generation bears a close relationship to the cost of natural gas and other fuels. However, changes to electric utility tariffs often require lengthy regulatory approval and include a mix of fuel types, as well as customer categories. Potential customers may perceive the resulting swings in natural gas and electric pricing as an increased risk of investing in on-site generation.

Commodity market factors impact our costs and availability of materials.

Our products contain a number of commodity materials from metals, which include steel, special high temperature alloys, copper, nickel, and molybdenum, to computer components. The availability of these commodities could impact our ability to acquire the materials necessary to meet our production requirements. The cost of metals has historically fluctuated. The pricing could impact the costs to manufacture our products. If we are not able to acquire commodity materials at prices and on terms satisfactory to us or at all, our operating results may be materially adversely affected.

Our products involve a lengthy sales cycle and we may not currently anticipate sales levels appropriately, which could impair our results of operations.

The sale of our products typically involves a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle associated with our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We currently expect to plan our production and inventory levels based on internal forecasts of customer demand, which is highly unpredictable and can fluctuate substantially. If sales in any period fall significantly below currently anticipated levels, our financial condition, results of operations and cash flow would suffer. If demand in any period increases well above currently anticipated levels, we may have difficulties in responding, incur greater costs to respond, or be unable to fulfill the demand in sufficient time to retain the order, which would negatively impact our operations. In addition, our operating expenses are based on currently anticipated sales levels, and a high percentage of our expenses are generally fixed in the short term. As a result of these factors, a small fluctuation in timing of sales could cause operating results to vary materially from period to period.

We face intense competition and currently expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

Many of our potential competitors have greater resources, and it may be difficult to compete against them. The energy industry is characterized by intense competition. Many of our potential competitors have better name recognition and substantially greater financial, technical, manufacturing, marketing, personnel, and/or research capabilities than we do. Although at this time we do not believe that any of our potential competitors have technology similar to ours, if and when we release products based on our technology, potential competitors may respond by developing and producing similar products. Many firms in the energy industry have made and continue to make substantial investments in improving their technologies and manufacturing processes. In addition, they may be able to price their products below the marginal cost of production in an attempt to establish, retain, or increase market share. Because of these circumstances, it may be difficult for us to compete successfully in the energy market.

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If we are unable to attract, train, and retain technical and financial personnel, our business may be materially adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train, and retain technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified technical and financial personnel, and there can be no assurance that we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially adversely affected.

Our business depends substantially on the continuing efforts of certain of certain personnel and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially our Chief Executive Officer, Alain Castro, and our President, Boris A. Maslov, Ph.D., as well as our engineering vice presidents, Steven Lampe and Douglas Hamrin. If one or more of these persons are unable or unwilling to continue in their present positions, we may not be able to replace them readily or timely, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain their replacements, if any acceptable persons may be found. In addition, if any of our executive or engineering officers joins a competitor or forms a competing company, we may lose some of our customers or potential customers.

We may face risks from doing business internationally.

We may license, sell, or distribute products outside of the United States of America and derive revenues from these sources. Our revenues and results of operations will be vulnerable to currency fluctuations. As of the date of this Current Report, we have finalized a sale of one of our FP250 systems to a customer in the Netherlands. We will report our revenues and results of operations in U.S. dollars, but, in various reporting periods, a significant portion of our revenues might be earned outside of the U.S. We cannot accurately predict the impact of future exchange rate fluctuations on our revenues and operating margins. Such fluctuations could have a material adverse effect on our business, results of operations, and financial condition. Our business will also be subject to other risks inherent in the international marketplace, many of which are beyond our control. These risks include:

•	laws and policies affecting trade, investment, and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;
•	changes in local regulatory requirements, including restrictions on gas-to-heat and electricity conversions;
•	differing degrees of protection for intellectual property;
•	financial instability;
•	instability of foreign economies and governments;
•	war and acts of terrorism.

Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

Our future business depends in large part on our ability to execute our plans to market and license our gas-to-heat and electricity conversion systems.

Failure to obtain reliable sources of component supply that will enable us to meet the quality, price, engineering, design, and production standards, as well as the production volumes required to mass market our gas-to-heat and electricity conversion systems successfully could negatively affect our Company’s revenues and business operations.

Even if we are successful in developing and marketing our gas-to-heat and electricity conversion systems and technology and in developing and securing reliable sources of component supply, we do not know whether we will be able to do so in a manner that avoids significant delays and cost overruns, including factors beyond our control, such as problems with suppliers and vendors, or shipping schedules that meet our customers’ requirements. Any failure to develop such capabilities within our projected costs and timelines could have a material adverse effect on our business, prospects, operating results, and financial condition.

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Any changes in business credit availability or cost of borrowing could adversely affect our business.

Declines in the availability of business credit and increases in corporate borrowing costs could negatively impact the number of systems we can install. Substantial declines in the business and operations of our customers could have a material adverse effect on our business, results of operations and financial condition. In addition, the disruption in the capital markets that began in 2008 has reduced the availability of debt financing to support many of the businesses in which our potential customers operate. If our potential customers are unable to access credit, it would impair our ability to grow our business.

Our research and commercialization efforts may not be sufficient to adapt to changes in gas-to-heat and electricity conversion technology.

As technologies change, we plan to upgrade or adapt our gas-to-heat and conversion systems and technology in order to continue to provide customers with the latest technology, in particular gas-to-heat and electricity conversion technology. However, our technology may not compete effectively with alternative technologies if we are not able to source and integrate the latest technology into our gas-to-heat and electricity conversion systems. Any failure to keep up with advances in gas-to-heat and electricity conversion systems and technology would result in a decline in our competitive position that would materially adversely affect our business, prospects, operating results, and financial condition.

We will be dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components at prices, volumes, and schedules acceptable to us would have a material adverse effect on our business, prospects, operating results, and financial condition.

We are currently and continually evaluating, qualifying, and selecting suppliers for our gas-to-heat and electricity conversion systems. We will source globally from a number of suppliers, some of whom may be single source suppliers for these components. While we attempt to maintain the availability of components from multiple sources whenever possible, it may not always be possible to avoid purchasing from a single source. To date, we have not qualified alternative sources for any of our single-sourced components.

While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacements for our single-source components, we may be unable to do so in the short term or at all at prices or costs that are favorable to us. In particular, while we believe that we will be able to secure alternate sources of supply for almost all of our single-sourced components in a relatively short time-frame, qualifying alternate suppliers or developing our own replacements for certain highly customized components may be time consuming and costly.

The supply chain will expose us to potential sources of delivery failure or component shortages. If we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available if or when required on terms that are favorable to us, or at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. The loss of any single- or limited-source supplier or the disruption in the supply of components from these suppliers could lead to delays to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects, operating results, and financial condition.

Changes in our supply chain may result in increased cost and delay. A failure by our suppliers to provide the necessary components could prevent us from fulfilling customer orders in a timely fashion, which could result in negative publicity, damage our brand, and have a material adverse effect on our business, prospects, operating results, and financial condition.

Risks Related to Our Securities

If an orderly and active trading market for our common stock does not develop or is not sustained, the value and liquidity of your investment in our common stock could be adversely affected.

Prior to closing of the Merger, there was no public market for our common stock and, now that the Merger has closed, we cannot assure you that an orderly and active trading market will ever develop or be sustained. The historic bid and asked quotations for our common stock prior to the closing of the Merger should not be viewed as an indicator of the market price for our common stock now that the Merger has closed. Further, the price at which shares of common stock were offered and sold in the Merger-related private placement may not have been indicative of the value of such shares and should not be viewed as an indicator of the market price for our common stock now that the Merger has closed.

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Our principal stockholders will continue to own a large percentage of our voting stock after this offering, which will allow them to control substantially all matters requiring stockholder approval.

Upon completion of this offering, our executive officers, directors, and principal stockholders and their affiliates will own approximately 50.54% of our outstanding common stock. If these stockholders act together, and our principal stockholders and their affiliates by themselves, they would be able to elect our board of directors and control all other matters requiring approval by stockholders, including the approval of mergers, going private transactions, and other extraordinary transactions, as well as the terms of any of these transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could in turn have an adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the then-prevailing market price for their shares of common stock.

The public sale of our common stock by existing stockholders could adversely affect the price of our common stock.

As of the date of this Current Report, we have a total of 70,672,095 shares of common stock issued and outstanding.

•	24,979,992 of such shares are freely tradable in the market, should one develop and be maintained.

•	5,000,000 of such shares have been placed into an escrow that expires on June 30, 2014. Thereafter, those shares may be sold in the public market.

•	The remaining 45,692,103 shares constitute “restricted securities” and may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

o	We have agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) within six months of the closing of the Merger to register the resale of approximately 6,480,202 of such shares and to use our reasonable best efforts to have it declared effective by the Commission. Those shares represent the shares of common stock that were sold and issued in connection with the Merger-related private placement. The effectiveness of such registration statement would result in those restricted securities becoming eligible to be sold in the public market.

o	The balance of 39,211,901 of such shares represent the shares of Ener-Core Power (the operating company) that were outstanding prior to the Merger-related private placement and were then exchanged for a like number of shares of our common stock in the Merger. Commencing July 8, 2014, those shares will eligible to be sold in the public market, subject to certain limitations, under Rule 144 under the Securities Act.

Even if an orderly public market were to develop and be sustained, the market price of our common stock could thereafter decline as a result of sales by our existing stockholders in the timeframes described above, or even by the perception that these sales will occur. These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

The indemnification rights provided to our directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against its directors, officers, and employees.

Our Amended and Restated Articles of Incorporation and bylaws contain provisions permitting it to enter into indemnification agreements with our directors, officers, and employees. We also have contractual obligations to provide such indemnification protection to the extent not covered by directors and officers liability insurance. The Company does not currently maintain such insurance. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

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To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not currently anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

We may be required to raise additional financing by issuing new securities, which may have terms or rights superior to those of our shares of common stock, which could adversely affect the market price (if any) of our shares of common stock and our business. Further, if we issue additional securities in the future, it could result in the dilution of our existing stockholders.

Our Amended and Restated Articles of Incorporation authorizes the issuance of up to 200,000,000 shares of common stock with a par value of $0.0001 per share, and 50,000,000 shares of preferred stock with a par value of $0.0001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price (if any) of the outstanding shares of our common stock or preferred stock. If we issue any such additional shares, such issuance could reduce the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change of control of our Company.

Item 2.          Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the financial information included elsewhere in this Current Report, including our audited financial statements for the period ending December 31, 2012, and related notes and our unaudited financial statements for the period ending March 31, 2013. Because the Merger is being treated as a reverse acquisition, the following discussion relates to the separate financial statements of Ener-Core Power (the operating company), and references to the Company and to “we,” “our,” and similar words refer to Ener-Core Power (the operating company).

Prior to November 12, 2012 Ener-Core Power, Inc. did not operate as a separate legal entity. As a result the historical financial information for the fiscal year ended December 31, 2011, as well as the cumulative period from January 1, 2012 through November 11, 2012 has been “carved out” of the financial statements of Flex Energy. Such financial information is limited to Ener-Core Power, Inc. related activities, assets and liabilities only.

The carved-out financial information includes both direct and indirect expenses. The historical direct expenses consist primarily of the various costs of direct operations. Indirect costs represent expenses that were allocable to the business. The indirect expense allocations are based upon: (1) estimates of the percentage of time spent by FlexEnergy employees working on or supporting Ener-Core Power, Inc. business matters; and (2) allocations of various expenses associated with the employees, including salary, benefits, travel and entertainment, rent associated with the employees’ office space, accounting and other general administrative expenses.

Management believes the assumptions and allocations underlying the carve-out financial information are reasonable, although they are not necessarily indicative of the costs the Gradual Oxidizer Business would have incurred if it had operated on a standalone basis or as an entity independent of FlexEnergy. Accordingly, the financial position, operating results and cash flows may have been materially different if the Ener-Core Power, Inc. business had operated as a stand-alone entity during the periods presented.

THE FOLLOWING PRESENTATION OF MANAGEMENT’S DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS REPORT.

A Note About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations. These statements may be identified by their use of words like “plans”, “currently expect”, “aim”, “believe”, “projects”, “currently anticipate”, “intend”, “estimate”, “will”, “should”, “could”, and other expressions that indicate future events and trends. All statements that address current expectations or projections about the future, including statements about our business strategy, expenditures, and financial results are forward-looking statements. Management of the public company believes that the current expectations reflected in such forward-looking statements are accurate. However, management cannot assure you that such current expectations will occur.

Actual results could differ materially from those in the forward looking statements due to a number of uncertainties including, but not limited to, those discussed in this section. Factors that could cause future results to differ from these current expectations include general economic conditions, further changes in our business direction or strategy; competitive factors, environmental quality regulatory uncertainties, and an inability to attract, develop, or retain technical, consulting, managerial, agents, or independent contractors. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from currently anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and management assumes no obligation to update any such forward-looking statements. You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report. Except as required by law, management is not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of currently unanticipated events.

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Overview

We design, develop, and manufacture gradual oxidizer products and technologies that aim to expand power generation into previously uneconomical markets, while at the same time reducing the emissions of gases produced from industrial processes that contribute to air pollution and climate change. Management’s plan is to produce and sell our Gradual Oxidation systems into several available multibillion dollar gas markets worldwide, including landfill and biogas, coal mines, associated petroleum gas, and mainstream power generation markets. We intend to rely on a number of partners and distributors to develop, manufacture, and sell our products, and also may license our technology. Through the closing of the Merger, the private company’s operations had been funded through private venture capital investment and government grants.

The Merger closed on July 1, 2013. As the now-former stockholders of Ener-Core Power (the operating company) hold the majority of Ener-Core’s (the public company) outstanding common stock after the Merger, the transaction is accounted for as a “reverse merger.” In connection with the Merger, approximately $4,960,151 was raised through the sale of approximately 6.6 million shares of common stock at $0.75 per share.

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Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 3 to our financial statements, below, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Segments

The Company operates in one segment. All of the Company’s operations are located domestically.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant items subject to such estimates and assumptions include the allocation of operations during the carve-out periods, valuation of certain assets, useful lives, and carrying amounts of property and equipment, equity instruments, and share-based compensation; provision for contract losses; valuation allowances for deferred income tax assets; and exposure to warranty and other contingent liabilities. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Costs in Excess of Billings on Uncompleted Contracts

Costs in excess of billings on uncompleted contracts in the accompanying consolidated balance sheets represents accumulation of costs for labor, materials and other costs that have been incurred in excess of a provision for contract loss that has previously been recognized as further discussed below under the section Southern Research Contract. These costs were recognized as costs of goods sold in the period from November 12 through December 31, 2012 when the contract was considered completed in accordance with the completed-contract method.

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Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Lives
Machinery and equipment	5 to 10 years
Office furniture and equipment	7 years
Computer equipment and software	3 years

Revenue Recognition

The Company generates revenue from the sale of its clean power energy systems and from consulting services. Revenue is recognized in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) and Staff Accounting Bulletin Topic 13 which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. With regards to the sale of products, delivery is not considered to have occurred, and therefore no revenues are recognized until the customer has taken title to the products and assumed the risks and rewards of ownership of the products specified in the purchase order or sales agreement. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. The Company defers any revenue for which the services have not been performed or is subject to refund until such time that the Company and the customer jointly determine that the services have been performed or no refund will be required.

Revenues under long-term construction contracts are generally recognized using the completed-contract method of accounting (ASC 605-35). Long-term construction-type contracts for which reasonably dependable estimates cannot be made or for which inherent hazards make estimates difficult are accounted for under the completed-contract method. Revenues under the completed-contract method are recognized upon substantial completion – that is acceptance by the customer, compliance with performance specifications demonstrated in a factory acceptance test or similar event. Accordingly during the period of contract performance, billings and costs are accumulated on the balance sheet but no profit or income is recorded before completion or substantial completion of the work. Anticipated losses on contracts are recognized in full in the period in which losses become probable and estimable. Changes in estimate of profit or loss on contracts are included in earnings on a cumulative basis in the period the estimate is changed.

Southern Research Contract

In April 2009 the Company entered into an initial contract with Southern Research Institute (SRI) to perform all detailed design, fabrication and site integration of installing a Turbine/Thermal Oxidizer demonstration unit. The scope of work also required the Company to commission and start up the demonstration unit including operator and maintenance training. In January of 2010 the Company and SRI amended the contract to a fixed price contract value at $1,226,776 which required the Company to provide two 200kw Flex power stations (Turbines 1&2) to be installed at two Department of Defense locations in the US. In addition, the contract, as amended, required the Company to provide field integration, basic operator and maintenance training including on-site support for the first year of operation and also to maintain, operate and train operators of the equipment. The Company delivered Turbine 1 and installed the equipment in November 2011 and completed the operations and training phase in November 2012. The third amendment to the contract provided for the Company to deliver a second Turbine/Thermal Oxidizer unit and upgrade the engine of Turbine 1. The contract required the customer to identify a site for the second unit by December 31, 2012. However, a suitable site was not selected and the customer cancelled its order for the second unit. The SRI contract has been accounted for in accordance with the completed-contract method. The Company deferred all amounts received on this contract for Turbine 1 & 2 until the contract was completed on December 31, 2012, at which time all advance payments received on the contract ($990,652) was recorded as revenue and the remaining accumulated deferred costs of $990,652 were recorded as cost of goods sold in the period November 12 through December 31, 2012. The Company recorded total contract costs of $4,377,337, including a contract loss of $1,729,118 recorded in the year ended December 31, 2011.

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The accompanying financial statements include revenues from the Southern Research Contract only, recognized on a completed-contract method. Therefore; there were no arrangements for which multiple deliverables were accounted for separately.

Research and Development Costs

Research and development costs are expensed as incurred.

Share Based Compensation

FASB ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 "Equity - Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

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Income Taxes

The Company accounts for income taxes under FASB ASC 740 "Income Taxes." Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Long-Lived Assets

In accordance with ASC 360-10-35, “Impairment or Disposal of Long-Lived Assets,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable.  The Company considers the carrying value of assets may not be recoverable based upon its review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount. We have evaluated our intangible asset for impairment at each balance sheet date and, despite significant losses on the SRI contract, conclude that no impairment of the intangible asset is appropriate.

In 2010 the Company started the construction of the FP250 Beta development test unit at the Portsmouth, New Hampshire manufacturing facility of FlexEnergy for the purpose of completing the second development phase for software, controls, systems, and components and serve as a demonstration unit for potential customers. In July 2012 the construction of the FP250 Beta development test unit was completed and the asset was placed in service at the Portsmouth location. The Company had accumulated costs significantly higher than the amount originally expected in constructing the FP250 Beta development test unit. As a result the Company performed an evaluation of the FP250 Beta development test unit for impairment as this was an indication that the book value of the asset may not be recoverable. The total accumulated cost of constructing the FP250 was $1,089,079 as of July 2012, the date the asset was placed in service at the Portsmouth location. As part of the Company’s review, the fair market value of the FP250 Beta development test unit was determined to be $760,000. This determined fair market value was assessed to be the realizable value the Company could expect to receive on the sale of such equipment in a current transaction between willing parties, which is based on the sales price negotiated in the Distribution agreement with EECT. As further discussed in Note 10, the Company has entered into an agreement with EECT, an unrelated party, for the sale of a unit with the same functionality as the FP250 Beta development unit for a selling price of $760,000. The pricing is a one-time special price which considers this is the first unit of its kind being sold to be placed into the conventional commercial and industrial environment for long-term continuous commercial operation. The impairment charge of $329,079 represented the difference between the fair value and the carrying value of the FP250 Beta development unit.

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The FP250 Beta development test unit was a contributed asset pursuant to the terms of the November 12, 2012 Contribution Agreement. In 2013, the unit will be relocated to the University of California-Irvine where it will continue to be used as a development and demonstration unit.

There were no other indicators of impairment related to long-lived assets that resulted in additional impairment analysis.

Financial Instruments

The Company determines the fair value of our financial instruments based on the hierarchy established by ASC 820, “Fair Value Measurement.” The three levels of inputs used to measure fair value are as follows:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
•	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.
•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The carrying amounts of the financial instruments are reasonable estimates of their fair values due to their short-term nature or proximity to market rates for similar debt.

Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts payable, and accrued expenses.

Cash and cash equivalents, accounts payable, accrued expenses

These items are recorded in the financial statements at historical cost. The historical cost basis for these amounts is estimated to approximate their respective fair values due to the short maturity of these instruments.

Earnings (Loss) per Share

Basic earnings (loss) per common share is computed by dividing earnings (loss) to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share includes potentially dilutive securities such as outstanding options using various methods such as the treasury stock or modified treasury stock method in determination of dilutive shares outstanding during each reporting period. Stock options were excluded for purposes of calculating weighted average common share equivalents in the computation of diluted (loss) from continuing operations per share as their effect would have been anti-dilutive.

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Comprehensive Income (Loss)

The Company has no items of other comprehensive income (loss) in any period presented. Therefore, net loss as presented in the Company’s Consolidated Statements of Operations equals comprehensive loss.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued a new accounting standard requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. Generally Accepted Accounting Principles ("U.S. GAAP") to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This pronouncement is effective prospectively for reporting periods beginning after December 15, 2012. We do not anticipate the adoption of this standard to have a material impact on the Company’s financial statements and related disclosures.

In December 2012, the FASB issued a new accounting standard that will require the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The new guidance is effective for the Company's interim period ending March 31, 2013. The disclosures required are to be applied retrospectively for all comparative periods presented. The Company does not expect that this guidance will have an impact on its financial position, results of operations or cash flows as it is disclosure-only in nature.

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Results of Operations for the Period from November 12, 2012 (inception) through December 31, 2012 and for the Years ended December 31, 2011 and 2012

Net Loss

From inception through December 31, 2012, we incurred a net loss of $375,000, consisting of operating expenses, and zero gross profit on Sales of $991,000. For the period of January 1, 2012 through November 11, 2012, the predecessor incurred a net loss of $6.548 million, primarily consisting of $1.031 million in interest expense and $5.517 million in operating expenses. For the 2011 fiscal year, the predecessor incurred a net loss of $7.610 million, primarily consisting of $164,000 in interest expense and $7.446 million in operating expenses, which also included a $1.729 million provision for the loss on the Southern Research Institute contract (the “SRI Contract”).

Revenue

Our sales during the period from inception through December 31, 2012, amounted to $991,000, which represents the revenue recognized on the SRI Contract. For January 1, 2012 through November 11, 2012 and for the 2011 fiscal year, the predecessor did not record any revenue.

Cost of Goods Sold

The cost of goods sold from inception through December 31, 2012, amounted to $991,000, which is also referenced on the predecessor’s balance sheet as at November 11, 2011, as “costs in excess of billings on uncompleted contracts” and discussed further in note 3 (Significant Accounting Policies – Revenue Recognition – Southern Research Contract) to our annual and post-inception financial statements and note 3 (Significant Accounting Policies – Revenue Recognition – Southern Research Contract) to our quarterly financial statements in this Current Report on Form 8-K. For January 1, 2012 through November 11, 2012 and for the 2011 fiscal year, the predecessor did not record any cost of goods sold.

Gross Profit

Our gross profit during the period from inception through December 31, 2012, was zero, as the cost of goods matched the revenues recorded on the SRI Contract. For January 1, 2012 through November 11, 2012 and for the 2011 fiscal Year, the predecessor did not record any sales and of cost of goods sold.

Operating Expenses

Total operating expenses from inception through December 31, 2012, amounted to $375,490 and were comprised of:

•	Selling, general, and administrative expenses of approximately $237,000, which were primarily associated with payroll costs and corporate activities.

•	Research and development expenses of approximately $138,000, which were primarily payroll costs and depreciation.

Predecessor operating expenses during January 1, 2012, through November 11, 2012, were approximately $5.517 million and were comprised of:

•	Selling, general, and administrative expenses of approximately $2.887 million, which were primarily associated with payroll costs, legal fees associated with corporate matters, intellectual property costs, and employee travel.

•	Research and development expenses of approximately $2.301 million, which were primarily employee, consultant costs and operating costs associated with the Gradual Oxidizer development.

•	Impairment expenses of $329,079 associated with the write-down of the FP250 beta development test unit in Portsmouth, New Hampshire. (For more details concerning these expenses, please see note 3 (Significant Accounting Policies – Long-Lived Assets) to our annual and post-inception financial statements and note 3 (Significant Accounting Policies – Long-Lived Assets) to our quarterly financial statements in this Current Report on Form 8-K.)

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Stock-based compensation expense of $381,000, allocated based on headcount at the prior parent, is included in payroll costs associated with selling, general, and administrative expenses and research and development expenses, above.

Predecessor operating expenses during the 2011 fiscal year were approximately $7.446 million and were comprised of:

•	Selling, general, and administrative expenses of approximately $3.305 million, which were primarily associated with payroll costs, legal fees associated with corporate matters, intellectual property costs, and employee travel.

•	Research and development expenses of approximately $2.412 million, which were primarily employee and consultants costs and operating costs associated with the Gradual Oxidizer development.

•	$1.729 million expense attributable to a provision for contract loss in respect of the SRI Contract.

Stock-based compensation expense of $362,000, allocated based on headcount at the prior parent, is included in payroll costs associated with selling, general, and administrative expenses and research and development expenses, above.

Other Expenses: Interest Expense

Other expenses, consisting solely of interest expense, varied during the reporting periods:

•	From inception through December 31, 2012, we had no interest expense.

•	From January 1, 2012 to November 11, 2012, we incurred approximately $1.031 million in interest expense, which was the portion of the prior parent company’s debt that was allocated to us.

•	During the 2011 fiscal year, we incurred approximately $164,000 in interest expense, which was the portion of the prior parent company’s debt that was allocated to us.

Management believes these allocations are reasonable but not necessarily indicative of the cost that would have incurred if the Business had been operated on a stand-alone basis.

Cash Flows from Operating Activities

As of the spin-off on November 12, 2012, our cash balance was zero. We received $500,000 in equity funding from an affiliate contemporaneously with the spin-off. As of December 31, 2012, our cash balance was approximately $93,000, having used approximately $407,000 of net cash in operating activities, primarily to fund the $375,000 net loss during such period.

From January 1, 2012 to November 11, 2012, the predecessor used approximately $6.213 million of net cash in operating activities, primarily to fund the net loss of approximately $6.548 million during such period, and expenses of approximately $776,000 associated with the SRI Contract. The then-parent company funded the cash needs of the business during such period.

For the 2011 fiscal year, the predecessor used approximately $8.315 million of net cash in operating activities, primarily to fund the net loss of approximately $7.610 million during such period, and approximately $1.0 million expenses associated with the SRI Contract and the purchase of property and equipment of $1.172 million (substantially all of which amount related to the FP250 Beta development test unit in Portsmouth, New Hampshire). The cash needs were funded by the parent and opening cash of the predecessor.

Results of Operations for the Three-month Periods Ended March 31, 2013 vs. 2012

As noted above, due to changes in the manner in which FlexEnergy conducted its Gradual Oxidizer business, expenditures on the Gradual Oxidizer business (the Ener-Core Power spin-off) were significantly greater in the predecessor company corresponding period than in the 2013 three-month period discussed here. The net loss during the three-month period ended March 31, 2013, was approximately $793,000, a reduction from the approximate $2,121,000 loss in the prior period incurred by the predecessor Gradual Oxidizer business.

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The results of operations for the three-month period ended March 31, 2013, relate to Ener-Core Power’s operations following the spin-off; whereas, the results of operations for the equivalent period in the prior year predate the spin-off and relate to the operations of that portion of FlexEnergy that was spun-out to create Ener-Core Power. In the 2013 period, revenues from operations totaled approximately $4,000 and no revenue was recorded in the prior period. The current year’s revenues were wholly related to engineering services. There were no product sales during either period and cost of goods sold in the current quarter related to the cost of performing the engineering services.

Operating expenses declined to approximately $783,000 in the 2013 period from approximately $1,986,000 in the prior period. Between the periods, selling, general, and administrative expenses decreased to approximately $507,000 from approximately $1,146,000, primarily due to reduced payroll costs, travel, and consulting expenses between the periods as the operations of the Ener-Core Power spin-off were scaled back both due to the above-referenced change in operational philosophy and to the drastic reduction in funds available to operate the Gradual Oxidizer business. For primarily the same reason, research and development expenses decreased to approximately $276,000 in the current period from approximately $840,000 in the prior period. Consistent with such change in operational philosophy and the November 2012 spin-off was a concomitant decrease in funds available to the Gradual Oxidizer business, approximately $1.9 million was provided by FlexEnergy to the business in the prior period, all of which was expended in that period; whereas, no funds were provided by FlexEnergy in the current period. Ener-Core Power commenced the current period with approximately $93,000 of cash and cash equivalents and ended the period with approximately $25,000. The current period’s net cash used in operations was approximately $69,000, which is comprised of the $793,000 net loss, $352,000 of accrued accounts payable, $53,000 of depreciation and amortization expenses. Net cash from financing activities in the current quarter contributed approximately $444,000.

Other expense, consisting solely of interest expense, also decreased from the prior period to approximately $10,000 in the current period, which was interest on a note payable to a related party, compared to approximately $136,000 in the prior period.

Liquidity and Capital Resources

During the three-month period ended March 31, 2013, our negative working capital grew to approximately $1.0 million from approximately $317,000 at December 31, 2012. The primary reason for the increase in our negative working capital was our limited financial resources that were the result of (i) the spin-off, with the resulting cessation of available funding from FlexEnergy and (ii) our continuing operations, albeit at a reduced level during the March 31, 2013, quarter. As of March 31, 2013, the total assets of Ener-Core Power were approximately $912,000, which included cash balances of approximately $25,000, and net property, plant, and equipment of approximately $827,000 and net intangibles of approximately $46,000. In the November 12, 2012, spin-off, Ener-Core Power received all of the assets pertaining to the Gradual Oxidizer business, which represented approximately $912,000 in net property, plant, and equipment and net intangibles of approximately $48,500.

Through the closing of the Merger, the Gradual Oxidizer business’s operations had been funded through private venture capital investment and government grants. We sold and issued 6,613,535 shares of our common stock in connection with the Merger-related private placement for which we received gross proceeds, net of broker-dealer commissions, of approximately $4.5 million. Of such proceeds, (i) approximately $672,000 represented debt that we had incurred between the spin-off transaction in November of 2012 and March of 2013, which debt was thereafter converted into equity and (ii) approximately $728,000 represented proceeds from the sale of equity, which proceeds we received in April and June of 2013. Such converted debt and equity sale transactions were with our major stockholder. (For more details concerning these transactions, please see note 12 (Subsequent Events) to our annual and post-inception financial statements and note 5 (Subsequent Events) to our quarterly financial statements in this Current Report on Form 8-K.) Further, prior to the closing of the Merger, we borrowed $300,000 from three otherwise then-unaffiliated persons, of which $100,000 was converted into shares of common stock in the Merger-related private placement and $200,000 were repaid at the closing of the Merger. Notwithstanding the closing of the Merger-related private placement, no assurances can be given that we will be able to obtain sufficient operating capital through the sale of common stock and/or borrowing or that the development and implementation of our business plan will generate sufficient future revenues to sustain ongoing operations.

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Contractual Obligations

We have certain fixed contractual obligations and commitments that includes future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Related Party Transactions

Commencing with the spin-off, we entered into a series of debt and equity transactions with our major stockholder group – the SAIL Entities, a group of affiliated entities described in Item 4, above. As a result of such transactions the SAIL Entities were issued a sufficient quantity of our capital stock to constitute a controlling interest in us – some of the issuances were for cash consideration and others were for the conversion of debt directly owed by us to one or more of the SAIL Entities or were incurred by one or more of the SAIL Entities on our behalf. A description of those transactions is set forth in Note 12 (Subsequent Events) to our annual and post-inception financial statements and in note 5 (Subsequent Events) to our quarterly financial statements in this Current Report on Form 8-K. Further, two of our four directors are affiliated with the SAIL Entities, which are managed by SAIL Capital Partners, LLC. Michael J. Hammons is a partner of SAIL Capital Partners, LLC, and Christopher J. Brown is a principal.

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Item 3. Description of Property.

Our current headquarters is located at 9400 Toledo Way, Irvine, California 92618. The property consists of a mixed use commercial office, production, and warehouse facility of 32,649 square feet. As provided in the Contribution Agreement, we occupy a portion of the space, and have assumed one-third of all liabilities under the Standard Industrial/Commercial Single-Tenant Lease, dated May 26, 2011, between FlexEnergy and Meehan Holdings, LLC for the Property (with FlexEnergy remaining responsible for the remaining two-thirds). Notwithstanding this arrangement, the landlord does not view Ener-Core Power as formally obligated under the Lease. We are exploring various alternatives for our office and warehouse needs, including negotiating a direct lease with the landlord for a portion of our current facility or moving to an different location.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of July 8, 2013 by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) our executive officers named in the summary compensation table, and (iv) all such directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this Current Report. We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner / Management and Address	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)
Alain J. Castro (2)	1,250,000	1.74%
Boris A. Maslov (3)	1,687,500	2.39%
James M. Thorburn (4)	0	*
Michael T. Levin (5)	197,833	*
Michael J. Hammons (6)	33,084,946	46.82%
Christopher J. Brown (7)	0	*
Stephen L. Johnson (8)	252,457	*
All directors and executive officers as a group (7 persons) (9)	36,472,736	50.54%
Five Percent Beneficial Owners:
SAIL Capital Partners, LLC (and the “SAIL Entities”) (10)	33,084,946	46.82%

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* Less than 1%

(1)	The applicable percentage ownership is based on 70,672,095 shares of common stock outstanding as at July 8, 2013. The number of shares of common stock owned are those “beneficially owned” as determined under the rules of the Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant, or right.

(2)	Includes 1,250,000 shares underlying options that are exercisable within 60 days of July 8, 2013. As of the date hereof, all of such shares are subject to a right of repurchase in favor of the Company. The business address for this person is 9400 Toledo Way, Irvine, California 92618.

(3)	562,500 of such shares have vested, such that the Company’s repurchase rights have lapsed. In respect of the other 1,125,000 shares, 25,000 of such shares are released on a monthly basis from such time-based vesting/repurchase rights in favor of the Company. The business address for this person is 9400 Toledo Way, Irvine, California 92618.

(4)	The business address for this person is 9400 Toledo Way, Irvine, California 92618.

(5)	65,944 of such shares have vested, such that the Company’s repurchase rights have lapsed. In respect of the other 131,889 shares, approximately 2,931 of such shares are released on a monthly basis from such time-based vesting/repurchase rights in favor of the Company. The business address for this person is 9400 Toledo Way, Irvine, California 92618.

(6)	Mr. Hammons is a partner of SAIL Capital Partners, LLC, and, as such, is deemed to have shared voting and investment power in respect of the shares of our common stock owned of record or beneficially by the SAIL Entities. The business address for this person is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

(7)	Dr. Brown is a principal of SAIL Capital Partners, LLC, and, as such, is deemed not to have any voting or investment power in respect of any of the shares of our common stock owned of record or beneficially by the SAIL Entities. The business address for this person is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

(8)	Includes 250,000 shares underlying options that are exercisable within 60 days of July 8, 2013. As of the date hereof, all of such shares are subject to a right of repurchase in favor of the Company. The business address for this person is 5922 Jefferson Blvd., Frederick, Maryland 21703.

(9)	Includes all shares and options referenced in notes 2 through 8.

(10)	For purposes of disclosure herein, the “SAIL Entities” consist of SAIL Venture Partners II, LP, SAIL 2010 Co-Investment Partners, LP, SAIL 2011 Co-Investment Partners, LP, SAIL Sustainable Louisiana, LP, SAIL Pre-Exit Acceleration Fund, LP, and SAIL Sustainable Louisiana II, LP. In accordance with the definition of “beneficial owner,” as set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, SAIL Capital Partners, LLC, has both voting power and investment power (including the right to exercise any or all of the “optioned” shares, as referenced below) in respect of the shares of our common stock referenced in the table above, and in this footnote.

The chart below sets for the record ownership of our common stock of each of the Sail Entities. The record ownership in the aggregate is 31,618,279 shares of our common stock.

SAIL Venture Partners II, LP	17,272,478
SAIL 2010 Co-Investment Partners, LP	44,513
SAIL 2011 Co-Investment Partners, LP	76,846
SAIL Sustainable Louisiana, LP	12,773,000
SAIL Pre-Exit Acceleration Fund, LP	1,318,109
SAIL Sustainable Louisiana II, LP	133,333

Further, certain of the SAIL Entities hold currently exercisable, 10-month options (expiring April 30, 2014) to acquire additional shares of our restricted common stock from one or more of our other stockholders. As such, each such SAIL Entity listed below is deemed beneficially to own that number of “optioned” shares as is set forth next to its name. The aggregate number of shares underlying the options is 1,466,667 shares our common stock.

SAIL Venture Partners II, LP	781,401
SAIL 2010 Co-Investment Partners, LP	5,290
SAIL 2011 Co-Investment Partners, LP	9,134
SAIL Sustainable Louisiana, LP	670,842

Finally, the chart below sets forth the record and beneficial ownership of our common stock of each of the SAIL Entities. The record and beneficial ownership in the aggregate is 33,084,946 shares of our common stock.

SAIL Venture Partners II, LP	18,053,879
SAIL 2010 Co-Investment Partners, LP	49,803
SAIL 2011 Co-Investment Partners, LP	85,980
SAIL Sustainable Louisiana, LP	13,443,842
SAIL Pre-Exit Acceleration Fund, LP	1,318,109
SAIL Sustainable Louisiana II, LP	133,333

The business address for SAIL Capital Partners, LLC, and for each of the SAIL Entities is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

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Item 5.          Directors and Executive Officers.

The following table sets forth the names, ages, and principal positions of our executive officers and directors as of the date of this Current Report:

Name and Address of Beneficial Owner	Age	Positions Held
Alain J. Castro	43	Chief Executive Officer and Director
Boris A. Maslov, Ph.D.	53	President, Chief Operating Officer, and Chief Technology Officer
James M. Thorburn	57	Interim Treasurer/Chief Financial Officer
Michael T. Levin	34	Vice President and Secretary
Michael J. Hammons	43	Chairman of the Board of Directors
Christopher J. Brown, Ph.D.	36	Director
Stephen L. Johnson	62	Director

Biographical Information

Alain J. Castro became our Chief Executive Officer and a Director as of the closing of the Merger. Commencing May 14, 2013, until the closing of the Merger, he had been the Chief Executive Officer and a Director of Ener-Core Power (the operating company). He founded International Energy Ventures Limited, a United Kingdom-based investor into clean tech companies and renewable energy projects, in May of 2003 and remains active with it. Between February of 2008 and June of 2011, Mr. Castro served in various capacities (including president and a director) of the North and South America divisions of Akuo Energy, an international developer and operator of renewable energy projects. Prior to his career in the renewable energy sector, he was a partner at Ernst & Young Consulting (in the Mercosur region of Latin America), an international advisory services firm. Mr. Castro participated in the Sloan Executive Masters Program at the London Business School and received his B.S. in Industrial and Mechanical Engineering from the University of Texas.

Boris A. Maslov, Ph.D., became our President, Chief Operating Officer, and Chief Technology Officer as of the closing of the Merger. Commencing with the inception of Ener-Core Power (the operating company) until the closing of the Merger, he served as its President, Chief Operating Officer, and Chief Technology Officer and served as its interim Chief Executive Officer from inception until May 14, 2013. Previously, between January of 2011 and November of 2012 (the inception of the operating company), Dr. Maslov was Vice President of FlexEnergy. Prior to that, between October of 2007 and January of 2011, he was Chief Executive Officer of Energy One Management LLC, a renewable energy project development company located in McLean, Virginia. He received his Ph.D. in Electrical Engineering and his B.S. and M.S. in Electrical Engineering and Computer Science, all from the Moscow Institute of Physics and Technology.

James M. Thorburn became our interim Treasurer/Chief Financial Officer as of the closing of the Merger. Commencing May 8, 2013, until the closing of the Merger, he served as Ener-Core Power’s (the operating company) interim Treasurer/Chief Financial Officer. Since March 2007, Mr. Thorburn has served as a director of IXYS Corporation, a California-based multi-market integrated semiconductor company. Since April 2010, he has been a principal at EcoFin Consulting, an executive consulting firm to alternative energy and technology start-up companies. Mr. Thorburn was an operator affiliate with Francisco Partners, a private equity firm, from August 2006 to February 2009, and served as the Chief Financial Officer of Fisker Automotive, Inc. from February 2009 to April 2010. He served as the chief executive officer and chairman of Zilog, Inc. from January 2002 until August 2006. Mr. Thorburn was hired at Zilog to oversee a pre-packaged bankruptcy and the reemergence of the company following bankruptcy. The petition for bankruptcy was filed in February 2002. Prior to serving as chief executive officer at Zilog, he held various executive positions, including senior vice president and chief operating officer of ON Semiconductor Corporation, operating consultant with Texas Pacific Group (now TPG Capital), Chief Financial Officer at Zilog, and management positions at National Semiconductor Corp. Mr. Thorburn received his B.Sc.(Hons.) degree from University of Glasgow and is a qualified accountant with the Chartered Institute of Managements Accountants in the United Kingdom.

Michael T. Levin became our Secretary and Vice President of Legal and Regulatory Affairs as of the closing of the Merger. Commencing with the inception of Ener-Core Power (the operating company) until the closing of the Merger, he served as its Secretary and Vice President of Legal and Regulatory Affairs. Previously, between October of 2010 and November of 2012 (the inception of the operating company), Mr. Levin was Vice President of FlexEnergy. Until then, commencing in June of 2008, he practiced law at Bryan Cave llp, an international business and litigation firm, where he focused his practice on regulatory compliance, governmental affairs, environmental law, and civil litigation. In 2010, Mr. Levin co-founded CleanTech OC, a business trade association that seeks to promote economic growth in the Orange County clean technology industry, and, between 2007 and 2008, was the Vice President of Better Energy Systems Inc., an Oakland, California-based consumer solar technology company. Mr. Levin received his JD from Duke University School of Law and his B.A. in political science from Stanford University.

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Michael J. Hammons became our Chairman of our Board of Directors as of the closing of the Merger. Commencing with the inception of Ener-Core Power (the operating company) until the closing of the Merger, he served as its Chairman of the Board. Since June of 2009, Mr. Hammons has been a partner at SAIL Capital Partners, LLC (and its predecessor, SAIL Venture Partners, LLC), an investor in energy and water technology companies and the management company of SAIL Venture Partners II, LP; SAIL Sustainable Louisiana, LP; SAIL 2010 Co-Investment Partners, LP; and SAIL 2011 Co-Investment Partners, LP. From September of 2008 through March of 2009, he was the chief executive officer of Vigilistics, Inc., a Mission Viejo, California-based software company and, from August of 2007 to May of 2008, the chief executive officer of Nexiant, Inc., an Irvine, California-based a provider of proprietary technology solutions for the maintenance, repair, and operations inventory space. Mr. Hammons received his B.S. in Industrial Engineering from California Polytechnic State University, San Luis Obispo, and his M.B.A. from Harvard Business School.

Christopher J. Brown, Ph.D., became one of our directors as of the closing of the Merger. Commencing with the inception of Ener-Core Power (the operating company) until the closing of the Merger, he served as a director of the operating company. Since December of 2010, Dr. Brown has been a principal of SAIL Capital Partners, LLC, an investor in energy and water technology companies and the management company of SAIL Venture Partners II, LP; SAIL Sustainable Louisiana, LP; SAIL 2010 Co-Investment Partners, LP; and SAIL 2011 Co-Investment Partners, LP. From May through August of 2009, he was a business development consultant for Stion Corporation, a San Jose, California-based high-efficiency, low-cost thin film solar panel manufacturer and, from October 2005 through October 2008, the chief executive officer of Chromafix, a Raleigh, North Carolina-based cleantech textile dye manufacturing company. Dr. Brown received his M.B.A. from Harvard Business School in 2010, his Ph.D. in physics from North Carolina State University in 2008, and his B.S. in physics from the College of Charleston in 1999.

Stephen L. Johnson became one of our directors as of the closing of the Merger. Commencing May 3, 2013, until the closing of the Merger, he served as a director of Ener-Core Power (the operating company). He is currently the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC, a Maryland-based strategic provider of business, research, and financial management and consulting services that he formed in 2009. For the 30 years prior to his establishing his consulting business, Dr. Johnson was employed by the U.S. Environmental Protection Agency, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 through January 2009, having previously served in various other positions, including acting deputy administrator and assistant administrator. Since 2010, he has served as a Director of The Scotts Miracle-Gro Company, a leading supplier of consumer products for lawn and garden care, and commencing April 2011, as a director of M2 Renewables, Inc., an Orange County, California-based wastewater-into-reclaimed water and energy company. Between 2009 and 2011, he was a director of FlexEnergy. Dr. Johnson received his B.A. in Biology from Taylor University, and honorary D.Sc. from Virginia Wesleyan University and from Taylor University.

Other Information

There are no family relationships among our directors or among our executive officers.

Currently, we do not have standing audit, nominating, or compensation committees of our board of directors, or committees performing similar functions and, therefore, our board of directors performs such functions. Our common stock is not currently listed on any national exchange and we are not required to maintain such committees by any self-regulatory agency. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that currently and historically has come before our board of directors (and that of the operating company) for consideration permits each director to give sufficient time and attention to such matters to be involved in all decision making. Following the closing of the Merger, and as we grow our business, we may undertake a review of the need for some or all of these committees.

Securities holders may send communications to our board of directors by writing to 9400 Toledo Way, Irvine, California 92618, attention: Board of Directors or any specific director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or other directors.

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Item 6.          Executive Compensation.

The following executive compensation disclosure reflects all compensation for the periods ended December 31, 2012 and 2011, received by our principal executive officer, principal financial officer, and most highly compensated executive officers. We refer to these individuals in this Current Report as “named executive officers.”

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Comp ($)	Non- qualified Deferred Comp Earnings ($)	All Other Comp ($)	Total ($)
Alain J. Castro	2012	—	—	—	—	—	—	—	—
Chief Executive Officer (1)	2011	—	—	—	—	—	—	—	—
Boris A. Maslov,	2012	225,000	—	—	$146,812.50	—	—	—	371,812.50
President, COO, and CTO (2)	2011	225,000	—	—	—	—	—	—	225,000.00
James M. Thorburn, interim	2012	—	—	—	—	—	—	—	—
Treasurer/Chief Financial Officer (3)	2011	—	—	—	—	—	—	—	—
Michael T. Levin, VP Legal (4)	2012	162,400	—	—	$17,211.47	—	—	—	179,611.47
	2011	162,400	—	—	—	—	—	—	162,400.00

(1)	Mr. Castro was not affiliated with us or with Ener-Core Power (the operating company) during either of our last two fiscal years. He became Chief Executive Officer of the operating company under the terms of his employment agreement on April 25, 2013. His compensation is $200,000 per annum.

(2)	Dr. Maslov served in a variety of officer roles with Ener-Core Power (the operating company) subsequent to the spin-out and with FlexEnergy prior to the spin-out. The compensation set forth in the table above represents Dr. Maslov’s compensation from FlexEnergy or the operating company, as relevant. His compensation for the current fiscal year remains unchanged.

(3)	Mr. Thorburn was not affiliated with us or with Ener-Core Power (the operating company) during either of our last two fiscal years. He became interim Treasurer/Chief Financial Officer of the operating company under the terms of his Consulting Agreement on May 8, 2013. His compensation in May was $11,000 and in June was $19,200.

(4)	Mr. Levin served in the same basic role with Ener-Core Power (the operating company) subsequent to the spin-out as he had with FlexEnergy prior to the spin-out. The compensation set forth in the table above represents Mr. Levin’s compensation from FlexEnergy or the operating company, as relevant. His compensation for the current fiscal year remains unchanged.

Narrative Disclosure to Summary Compensation Table

Compensation Philosophy

Our basic objectives for executive compensation are to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

Employment Agreements

We have entered into various employment and employment-related agreements with certain of our executive officers. Set forth below is a summary of many of the material provisions of such agreements, which summaries do not purport to contain all of the material terms and conditions of each such agreement. Copies of each such agreement are filed with this Current Report as exhibits.

Mr. Castro is employed by us pursuant to his Executive Employment Agreement, dated April 25, 2013, with Ener-Core Power (the operating company), which agreement was assumed by us as of the closing of the Merger. Under the agreement, the term of his employment is one year, renewing automatically for successive one-year terms as of April 25 of each year unless either party gives the other party notice of non-renewal not less than 30 day prior to the end of the relevant term. We will pay Mr. Castro a base salary of $200,000 per year that may be increased but not decreased by our Board of Directors in its sole discretion. Mr. Castro is eligible (i) for an annual bonus and/or other annual incentive compensation in accordance with any applicable executive bonus plan as our Board of Directors may adopt in its sole discretion and (ii) to participate in our equity incentive plan or incentive option plan, as applicable, with grants and vesting schedules as determined by the Board from time to time.

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Dr. Maslov is employed by us pursuant to his Amended and Restated Executive Employment Agreement, dated December 31, 2012, with Ener-Core Power (the operating company), which agreement was assumed by us as of the closing of the Merger. Under the agreement, the term of his employment is one year, renewing automatically for successive one-year terms as of December 31 of each year unless either party gives the other party notice of non-renewal not less than 30 day prior to the end of the relevant term. We will pay Dr. Maslov a base salary of $225,000 per year that may be increased but not decreased by our Board of Directors in its sole discretion. Dr. Maslov is eligible (i) for an annual bonus and/or other annual incentive compensation in accordance with any applicable executive bonus plan as our Board of Directors may adopt in its sole discretion and (ii) to participate in our equity incentive plan or incentive option plan, as applicable, with grants and vesting schedules as determined by the Board from time to time.

The termination provisions for Mr. Castro’s or Dr. Maslov’s employment are substantially similar and are set forth below. If we terminate Mr. Castro or Dr. Maslov’s services for cause (whether during or at the end of an employment year), then we are obligated to pay him the sum of (i) his salary and bonuses, if any, through the date of termination, (ii) any earned but unused vacation and PTO time, and (iii) any unreimbursed expenses. “Cause” means his (A) willful dishonesty or fraud with respect to our business affairs, (B) willful falsification of any employment or other of our records, (C) misappropriation of or intentional damage to our business or property of the Company, (D) his conviction (including any plea of guilty or nolo contendere) of a felony or crime that involves moral turpitude; (E) his willful and continued failure to comply with our reasonable written directives after his receipt of written notice from us of such refusal and a reasonable opportunity to cure, or (F) the misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to our interests or to the benefits of which we are entitled.

If we terminate Mr. Castro or Dr. Maslov’s services upon his death or Disability, then we are obligated to pay him or his estate (i) the same economic benefits as if his services were terminated for cause and (ii) upon a determination by our Board of Directors in its sole discretion, he or his estate may also be granted (A) additional vesting of then-unvested stock or stock options, (B) a proportional amount of any earned and unpaid annual bonus based on his performance through the date of termination, and/or (C) severance payments. “Disability” means his inability to perform one or more of the essential functions of his job due to his physical or mental impairment, with or without reasonable accommodation as required by law, for any period aggregating more than 120 days in any 365-consecutive day period.

If we terminate Mr. Castro or Dr. Maslov’s services for any other reason, then we are obligated to pay him (i) the same economic benefits as if his services were terminated for cause and (ii) monthly cash severance payments at his then-salary rate during the six-month period immediately following the termination date, subject to earlier termination in the event that he obtains new employment or engages (or assists any other person or entity to engage) in any activity competitive with our business. Further, if, during the six-month period immediately preceding or following a “Change of Control,” we terminate his employment without Cause, then all of his then-unvested outstanding options shall immediately vest. “Change of Control” occurs when (i) any person becomes the beneficial owner of our securities that then represents 50% or more of the total voting power of our outstanding voting securities, unless such person was the beneficial owner of at least 20% of our voting power as of February 1, 2012, and does not become the beneficial owner of 80% or more of our voting power, (ii) we consummate the sale, exchange, lease, or other disposition of all or substantially all of our assets to a person or group of related persons, (iii) we consummate a merger, reorganization, recapitalization, consolidation, or similar transaction with any other corporation or other business entity, in one transaction or a series of related transactions (except one in which (A) the holders of our voting securities outstanding immediately before such transaction continue to hold at least 50% of the voting power in the surviving entity or (B) a transaction in which a single party (or a group of affiliated parties) acquires voting securities of the Company and the holders of our voting securities immediately before the transaction do not dispose of a majority of their interests in us in connection with that transaction), or (iii) we dissolve or liquidate.

Mr. Castro or Dr. Maslov may terminate his employment relationship with us at any time and for any reason. If he does so, he has agreed to make himself available to us during the 30-day period following his termination, without any compensation, (i) to facilitate an efficient transition of his job-related responsibilities and duties and (ii) to respond to questions from us regarding information and/or activities in which he had been engaged while employed by us.

Mr. Thorburn is a consultant to us in his role as interim Treasurer/Chief financial Officer pursuant to his Consulting Agreement, dated May 30, 2013, with Ener-Core Power (the operating company), which agreement was assumed by us as of the closing of the Merger. The effective date of the agreement is May 8, 2013. In addition to the base monthly compensation, we may pay Mr. Thorburn a discretionary bonus of up to 50% of his cumulative fees and expenses upon the closing of the Merger. As of the date of this Current Report, we have not made any decision in respect of any bonus.

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Item 7.          Certain Relationships and Related Transactions, and Director Independence.

Commencing with the spin-off, we entered into a series of debt and equity transactions with our major stockholder group – the SAIL Entities, a group of affiliated entities described in Item 4, above. As a result of such transactions the SAIL Entities were issued a sufficient quantity of our capital stock to constitute a controlling interest in us – some of the issuances were for cash consideration and others were for the conversion of debt directly owed by us to one or more of the SAIL Entities or were incurred by one or more of the SAIL Entities on our behalf. A description of those transactions is set forth in Note 12 (Subsequent Events) to our annual and post-inception financial statements and in note 5 (Subsequent Events) to our quarterly financial statements in this Current Report on Form 8-K. Further, two of our four directors are affiliated with the SAIL Entities, which are managed by SAIL Capital Partners, LLC. Michael J. Hammons is a partner of SAIL Capital Partners, LLC, and Christopher J. Brown is a principal.

Item 8.          Description of Securities.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, of which 70,672,095 shares are issued and outstanding and 50,000,000 shares of preferred stock, par value $0.0001 per share, none of which is issued and outstanding.

Under our Amended and Restated Articles of Incorporation, the shares of our common stock are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations, and restrictions as apply to other shares.

Our common stock is the only class of voting securities issued and outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights.

Holders of our common stock are entitled to dividends when and if declared by our Board of Directors from legally available funds. Holders of our common stock are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

Stock Incentive Plan

Our stock incentive plan was adopted by our board of directors and approved by our stockholders in June of 2013. The plan provides for the granting to employees of incentive stock options and for the granting to any individual selected by our Board of Directors of non-qualified stock options or stock purchase rights. The plan authorizes 14,000,000 shares of our common stock to be issued. Our Board of Directors administers the plan. As of the date of this Current Report, no awards had been granted under the plan.

On the date of the grant, the exercise price of incentive stock options must equal at least 100% of the fair market value, or 110% of the fair market value with respect to optionees who own more than 10% of the total combined voting power of all classes of stock. On the date of the grant, the exercise price of non-qualified stock options must equal at least 100% of the fair market value. The fair market value is (i) the closing price of our common stock on the last market trading day prior to the grant of the award, if our common stock is listed on an established stock exchange, (ii) the arithmetic mean of our high bid and low asked stock prices on the last market trading day prior to the grant of the award, if our common stock is regularly quoted by a recognized securities dealer, but selling prices are not reported, or (iii) if our common stock is not publicly traded or quoted, by our Board of Directors in good faith and consistent with the definition of fair market value under the regulations promulgated under Section 409A of the Internal Revenue Code of 1986.

Options generally must be exercised during the optionee’s continuing status as an employee or within three months after the optionee’s termination of employment. If an optionee’s employment is terminated because the optionee becomes disabled, the options may be exercised within one year after the optionee’s termination. If an optionee dies while under our employ or within three months after termination of employment, the optionee’s legatees or personal representatives may exercise the options for a period of up to one year after the optionee’s death, but not after ten years from the grant of the option.

39

Stock purchase rights granted under the plan are subject to the same terms and restrictions as the option grants and may be granted independent of, or in connection with, the grant of options. The Board of Directors determines the price of stock purchase rights. Unless otherwise determined by our Board of Directors, the relevant restricted stock purchase agreement shall also grant to us a right of repurchase.

Awards granted under the plan are generally not transferable by the participant except by will or the laws of descent and distribution, and each award is exercisable, during the lifetime of the participant, only by the participant or his or her guardian or legal representative, unless permitted by our Board of Directors.

Under certain circumstances in connection with a merger or other extraordinary corporate transaction, accelerated vesting of such awards may occur, all as set forth in the plan. Our Board of Directors may amend, alter, suspend, or terminate the plan at any time. We may not alter the rights and obligations under any award granted before amendment of the plan without the consent of the affected participant. Unless terminated sooner, the plan will terminate automatically in July of 2023.

Item 8.	Legal Proceedings.

We are not currently a party to any legal proceedings.

Item 9.	Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

Our common stock has been eligible for quotation since December 22, 2011; but, quotations on the OTC Bulletin Board and on the OTC Markets Group, Inc.’s OTCQB tier only commenced in the first quarter of 2013. Initially, our symbol was “ITTC” until May 16, 2013, at which time our symbol was changed to “ENCR.” Since December 2012, through the date of this Current Report, there has been one reported trade in our common stock. The following table sets forth the high and low closing bid prices for our common stock for the periods indicated, as reported by OTC Markets Group, Inc. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. As noted in the table, our common stock was split on a 30-for-1 basis, effective May 6, 2013. Due to the lack of trading activity, historical prices were not adjusted to reflect the effect of the forward stock-split.

	Closing Bid
	High ($)	Low ($)
Year ended December 31, 2013
First Quarter	.50	.50
Second Quarter (through May 6, 2013)	1.50	.50
Second Quarter (May 7, 2013, through June 28, 2013)	.75	.15
Third Quarter (through July 5, 2013)	.90	.75

As of July 8, 2013, there were approximately 75 holders of record of our common stock.

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we currently expect to retain any earnings to finance the operation and expansion of our business.

Item 10.	Recent Sales of Unregistered Securities.

In connection with the Merger, we issued an aggregate of 45,692,103 shares of our common stock to the holders of the common stock of Ener-Core Power (the operating company) in one-for-one exchange for their shares of common stock of Ener-Core Power. The issuance was made pursuant to Section 4(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder by the Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to 35 persons, 25 of whom were accredited investors and 10 of whom were non-accredited investors (all of whom received applicable disclosure materials prior to the closing of the Merger), and (iii) transfer was restricted in accordance with the requirements of the Securities Act (including by legending of certificates representing the securities).

See Item 3.02 of this Form 8-K, which describes sales of unregistered securities in connection with the Merger, an escrow agreement, and certain registration rights.

40

Item 12.          Indemnification of Directors and Officers.

Under our Amended and Restated Articles of Incorporation, no director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law. Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative. This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest, and the stockholders or the board of directors unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 13.          Financial Statements and Supplementary Data.

Index to the Financial Statements

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Balance Sheets as of December 31, 2012 (Successor), November 11, 2012 (Predecessor) and December 31, 2011 (Predecessor)	F-4

Consolidated Statements of Operations for the Period of November 12, 2012 through December 31, 2012 (Successor), the period of January 1, 2012 through November 11, 2012 (Predecessor) and the Year Ended December 31, 2011 (Predecessor)	F-5

Consolidated Statements of Stockholders’ Equity for the Period of November 12, 2012 through December 31, 2012 (Successor), the period of January 1, 2012 through November 11, 2012 (Predecessor) and the Year Ended December 31, 2011 (Predecessor)	F-6

Consolidated Statements of Cash Flows for the Period of November 12, 2012 through December 31, 2012 (Successor), the period of January 1, 2012 through November 11, 2012 (Predecessor) and the Year Ended December 31, 2011 (Predecessor)	F-7

Notes to Consolidated Financial Statements	F-8

Unaudited Condensed Consolidated Balance Sheets as of March 31, 2013 (Unaudited) and December 31, 2012	F-25

Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2013 and 2012	F-26

Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013 and 2012	F-27

Notes to Unaudited Condensed Consolidated Financial Statements	F-28

Item 14.          Changes in and Disagreements with Accountants on Accounting and financial Disclosure.

On July 1, 2013, we dismissed Weinberg & Baer LLC (“W&B”) as our independent registered accounting firm effective on such date. The reports of W&B on our financial statements for fiscal years 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to the Registrant’s ability to continue as a going concern. The Registrant engaged Kelly & Company (“Kelly”) as its new independent registered accounting firm effective as of July 1, 2013. The decision to change accountants was recommended and approved by our Board of Directors in connection with the Merger.

During fiscal years 2012 and 2011, the fiscal quarter ended March 31, 2013, and the subsequent interim period through July 1, 2013, the date of dismissal, there were no disagreements with W&B on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of W&B, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

41

The Registrant engaged Kelly as our new independent accountant as of July 1, 2013. During fiscal years 2012 and 2011, the fiscal quarter ended March 31, 2013, and the subsequent interim period through July 1, 2013, neither we nor anyone on our behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K. Notwithstanding the disclosure herein, Kelly was the independent registered public accounting firm for Ener-Core Power (the operating company) as noted for its financial statements included herein.

The Registrant has made the contents of this Current Report available to W&B and requested it to furnish a letter to the Commission as to whether W&B agrees or disagrees with, or wishes to clarify our expression of our views. A copy of such letter is attached hereto as Exhibit 16.1.

Item 15.          Financial Statements and Exhibits.

(a)	List of financial statements.

See Item 13 “Financial Statements and Supplementary Data,” above and Item 9.01 of this Current Report.

(b)	Index to Exhibits.

Exhibits are listed and described in Item 9.01 of this Current Report.

End of Form 10 Information

Section 3 - Securities and Trading Markets

Item 3.02    Unregistered Sales of Equity Securities.

In connection with the Merger, we issued an aggregate of 45,692,103 shares of our common stock to the holders of the common stock of Ener-Core Power (the operating company) in one-for-one exchange for their shares of common stock of Ener-Core Power. The issuance was made pursuant to Section 4(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder by the Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to 35 persons, 25 of whom were accredited investors and 10 of whom were non-accredited investors (all of whom received applicable disclosure materials prior to the closing of the Merger), and (iii) transfer was restricted in accordance with the requirements of the Securities Act (including by legending of certificates representing the securities).

Ener-Core Power (the operating company) entered into a Registration Rights Agreement with the parties to the Merger-related private placement, pursuant to which we agreed to file a registration statement on Form S-1 to register for resale the shares of our common stock that such persons were issued in the Merger in exchange for the shares of the operating company that they purchased in the Merger-related private placement. We agreed to file the registration statement within six months of the closing of the Merger and to use our reasonable best efforts to have it declared effective by the Commission. The number of shares that are currently expected to be included in the registration statement is currently estimated to be approximately 6,480,202.

The registration rights agreement provides for standard inclusion cut-backs upon the occurrence of certain limited events. Further, under certain circumstances, we may postpone the filing or effectiveness of, or elect not to file, the registration statement if our board determines that such registration would (i) materially interfere with a subsequent financing or a significant acquisition, corporate reorganization, or other similar transaction; (ii) require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential; (iii) render us unable to comply with requirements under the Securities Act or the Securities Exchange Act of 1934, as amended; (iv) require audited financial statements as of a date other than our fiscal year end; (v) require that we prepare pro forma financial statements that are required to be included in a registration statement; or (vi) have a material adverse effect on the Company. Finally, we may not file any other registration statement or include any additional securities in the subject registration statement (other than securities that may be issued on a one-time basis after the closing of the Merger) until the subject registration statement has been filed with, and declared effective by, the Commission. The exceptions to such prohibition are limited to shelf registration statements on Form S-3 for primary offerings or registration statements on Form S-4 or Form S-8.

42

As of the closing of the Merger, we entered into an escrow agreement with five persons, who collectively hold an aggregate of 5,000,000 shares of our common stock, or approximately 7.07% of our post-Merger issued and outstanding shares. The escrow terminates on the first anniversary of the closing of the Merger. However, if, prior to such anniversary, we are liquidated or are a party to a merger, stock exchange, or other similar transaction that results in our stockholders having the right to exchange their shares of common stock for cash, securities, or other property, then, upon the occurrence of such transaction, the escrowed shares shall be released from the escrow.

See Item 10 “Recent Sales of Unregistered Securities” under Item 2.01 “Completion of Acquisition or Disposition of Assets,” Form 10 Information, above.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

See Item 14 “Changes in Registrant’s Certifying Accountant” under Item 2.01 “Completion of Acquisition or Disposition of Assets,” Form 10 Information, above.

Section 5 - Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

The Merger resulted in a change in control of Ener-Core (the public company) on July 1, 2013. See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2013, Bryson Ishii resigned as our President, Secretary, and Treasurer. Also on that date, Alain Castro was appointed as our Chief Executive Officer, Boris Maslov was appointed as our President, James Thornburn was appointed as our Chief Financial Officer, and Michael Levin was appointed as our Secretary and Vice President of Legal and Regulatory Affairs. See Item 5 “Directors and Executive Officers” and Item 6 “Executive Compensation” each under Item 2.01 “Completion of Acquisition or Disposition of Assets,” Form 10 Information, above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed a certificate of merger to effect the merger of our wholly owned subsidiary, Flex Merger Acquisition Sub, Inc., with and into Ener-Core Power (the operating company), effective July 1, 2013.

Item 5.06	Change in Shell Company Status.

As the result of the completion of the Merger, we are no longer a shell company. See Item 2.01 “Completion of Acquisition or Disposition of Assets,” above.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Ener-Core Power. See page F-1.

(b)	Pro forma financial information.

(c)	Shell company transactions. See (a) above.

(d)	Exhibits.

43

2.1	Agreement and Plan of Merger, dated April 16, 2013, by and among the Registrant, Flex Merger Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, and Ener-Core Power, Inc., a Delaware corporation formerly known as Flex Power Generation, Inc. (Incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed April 17, 2011.)

3.1	Articles of Incorporation, filed with the Secretary of State of the State of Nevada on April 29, 2010. (Incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1 filed March 24, 2011.)

3.1(a)	Amended and Restated Articles of Incorporation, filed with the Secretary of State of the State of Nevada on April 29, 2010. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed April 24, 2013.)

3.2	Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 of our Registration Statement on Form S-1 filed March 24, 2011.)

3.2(a)	Amendment to Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K filed April 24, 2013.)

3.2(b)	Amended and Restated Bylaws of the Registrant.

3.3	Articles of Merger as filed with the Secretary of State of the State of Delaware on July 1, 2013.

10.1	Contribution Agreement by and among FlexEnergy, Inc., FlexEnergy Energy Systems, Inc., and Ener-Core Power, Inc. (then known as Flex Power Generation, Inc.), dated November 12, 2012.

10.1a	Side letter to Contribution Agreement by and among FlexEnergy, Inc., FlexEnergy Energy Systems, Inc., and Ener-Core Power, Inc. (then known as Flex Power Generation, Inc.), dated November 12, 2012.

10.2	Restructuring Agreement by and among Ener-Core Power, Inc. (then known as Flex Power Generation, Inc.), RNS Flex, LLC, SAIL Venture Partners II, L.P., Louisiana Sustainability Fund, Jay W. Decker, Energy Special Situations Fund II, L.P., ESS Participation Fund II, L.P., and Mark McComiskey, dated November 12, 2012.

10.3	Stockholders Agreement by and among Ener-Core Power, Inc. (then known as Flex Power Generation, Inc.), and the various stockholder signatories thereto, dated November 12, 2012.

10.4	Executive Employment Agreement by and between Alain J. Castro and Ener-Core Power, Inc. (then known as Flex Power Generation, Inc.), dated April 25, 2013.

10.5	Amended and Restated Executive Employment Agreement by and between Boris Maslov and Ener-Core Power, Inc. (then known as Flex Power Generation, Inc.), dated December 31, 2012.

10.6	Consulting Agreement by and between James Thorburn and Ener-Core Power, Inc. (then known as Flex Power Generation, Inc.), dated May 30, 2013.

10.7	2103 Equity Incentive Award Plan.

10.8	Stock Option Agreement for Alain Castro, dated July 3, 2013.

10.9	Stock Option Agreement for Stephen L. Johnson, dated July 3, 2013.

16.1	Letter from Weinberg & Baer LLC dated July 2, 2013.

21.1	Subsidiaries of the Registrant.

44

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, INC.

Dated: July 8, 2013	By:	/S/ ALAIN CASTRO
Alain Castro, Chief Executive Officer

45

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Consolidated Financial Statements

December 31, 2012 and 2011

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Table of Contents

Page

Report of Independent Registered Public Accounting Firm	3

Financial Statements

Consolidated Balance Sheets as of December 31, 2012 (Successor), November 11, 2012 (Predecessor) and December 31, 2011 (Predecessor)	4

Consolidated Statements of Operations for the Period of November 12 through December 31, 2012 (Successor), the period of January 1 through November 11, 2012 (Predecessor) and the Year Ended December 31, 2011 (Predecessor)	5

Consolidated Statements of Stockholders’ Equity (Deficit) and Divisional Equity (Deficit) for the Period of November 12 through December 31, 2012 (Successor), the period of January 1 through November 11, 2012 (Predecessor) and the Year Ended December 31, 2011 (Predecessor)	6

Consolidated Statements of Cash Flows for the Period of November 12 through December 31, 2012 (Successor), the period of January 1 through November 11, 2012 (Predecessor) and the Year Ended December 31, 2011 (Predecessor)	7

Notes to Consolidated Financial Statements	8

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Ener-Core, Inc.

We have audited the accompanying consolidated balance sheet of  Ener-Core, Inc. (the “Company”) as of December 31, 2012, and the carve-out balance sheets of its Predecessor (as defined in Note 1 to the consolidated financial statements) as of November 11, 2012 and December 31, 2011, and the related consolidated statements of operations, stockholders’ equity (deficit) and divisional equity (deficit), and cash flows for the period from November 12, 2012 through December 31, 2012 and the Predecessor carve-out statements of operations, stockholders’ equity (deficit) and divisional equity (deficit) and cash flows for the period from January 1, 2012 through November 11, 2012 and for the year ended December 31, 2011. Ener-Core, Inc.’s and the Predecessor’s management are responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ener-Core, Inc. as of December 31, 2012 and the results of its operations and its cash flows for the period from November 12, 2012 through December 31, 2012 and its Predecessor financial position as of November 11, 2012 and December 31, 2011 and the results of operations and cash flows for the period from January 1, 2012 through November 11, 2012 and for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements of the Company as of December 31, 2012 and for the period from November 12, 2012 through December 31, 2012 and of the Predecessor carve-out financial statements as of November 11, 2012 and for the period from January 1, 2012 through November 11, 2012 and the year-ended December 31, 2011 have been prepared assuming that the Company will continue as a going concern; which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note 2 to the consolidated financial statements, the Company has not achieved profitable operations or positive cash flows since inception and has not yet established an ongoing source of revenues sufficient to cover its operating costs and meet its obligations, which would require it to raise additional capital. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 2 to the consolidated financial statements. The accompanying consolidated financial statements do not give effect to any adjustments that might result from the outcome of this uncertainty.

Kelly & Company

  Costa Mesa, California

July 8, 2013

F-3

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Consolidated Balance Sheets

	Successor	Predecessor (carve-out)
Assets	December 31, 2012	November 11, 2012	December 31, 2011
Current assets:
Cash and cash equivalents	$93,285	$—	$—
Costs in excess of billings on uncompleted contracts	—	990,652	214,250
Prepaid expenses and other current assets	8,970	25,085	13,150
Total current assets	102,255	1,015,737	227,400
Property and equipment, net	878,118	912,113	1,311,382
Intangibles, net	47,414	48,543	54,187
Total assets	1,027,787	1,976,393	1,592,969
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	33,234	414,337	217,647
Accrued expenses	385,855	296,013	311,849
Related party accrued interest	—	132,052	—
Unearned revenue	—	990,652	990,652
Total current liabilities	419,089	1,833,054	1,520,148

Commitments and contingencies

Stockholders’ equity (deficit) :
Preferred stock, $0.0001 par value. Authorized 50,000,000 shares; no shares issued and outstanding at December 31, 2012	—	—	—
Common stock, $0.0001 par value. Authorized 200,000,000 shares; 37,903,192 shares issued and outstanding at December 31, 2012	3,790	—	—
Additional paid in capital	980,398	—	—
Deficit accumulated since spinoff	(375,490)	—	—
Divisional equity (deficit)	—	143,339	72,821
Total stockholders’equity (deficit)	608,698	143,339	72,821

Total liabilities and stockholders’ equity (deficit)	$1,027,787	$1,976,393	$1,592,969

See accompanying notes to consolidated financial statements.

F-4

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Consolidated Statements of Operations

	Successor	Predecessor (carve-out)
	November 12 - December 31, 2012	January 1 - November 11, 2012	Year Ended December 31, 2011

Sales	$990,652	$—	$—

Cost of Goods Sold	990,652	—	—

Gross Profit	—	—	—

Operating expenses:
Selling, general, and administrative	237,031	2,886,723	3,305,293
Research and development	138,459	2,301,304	2,411,585
Provision for contract loss	—	—	1,729,118
Impairment loss of long-lived assets	—	329,079	—
Total operating expenses	375,490	5,517,106	7,445,996
Operating loss	(375,490)	(5,517,106)	(7,445,996)
Other expenses:
Interest expense - related party	—	(1,030,802)	(164,393)
Loss before income taxes	(375,490)	(6,547,908)	(7,610,389)
Income taxes	—	—	—
Net loss	$(375,490)	$(6,547,908)	$(7,610,389)

Loss per Share - Basic and Diluted	$(0.01)
Weighted Average Common Shares - Basic and Diluted	37,903,192

See accompanying notes to consolidated financial statements.

F-5

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Consolidated Statements of Stockholders’ Equity (Deficit) and Divisional Equity (Deficit)

				Deficit
			Additional	Accumulated	Divisional	Total
	Common stock		paid-in	Since	Equity	Stockholders’
	Shares	Amount	capital	Spinoff	(Deficit)	Equity (Deficit)

Balances at January 1, 2011	—	$—	$—	—	$(532,468)	$(532,468)
Cash contributions from Parent	—	—	—	—	7,853,735	7,853,735
Stock-based compensation expense	—	—	—	—	361,943	361,943
Net loss - Predecessor	—	—	—	—	(7,610,389)	$(7,610,389)
Balances at December 31, 2011	—	—	—	—	72,821	72,821
Cash contributions from Parent	—	—	—	—	6,237,628	6,237,628
Stock-based compensation expense	—	—	—	—	380,798	380,798
Net loss - Predecessor	—	—	—	—	(6,547,908)	(6,547,908)
Balances at November 11, 2012	—	—	—	—	143,339	143,339
Contribution of net assets to Ener-Core, Inc. and recapitalization of divisional deficit	37,903,192	3,790	980,398	—	(143,339)	840,849
Net loss - Successor	—	—	—	(375,490)	—	(375,490)
Balances at December 31, 2012	37,903,192	$3,790	$980,398	$(375,490)	—	$608,698

See accompanying notes to consolidated financial statements.

F-6

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Consolidated Statements of Cash Flows

	Successor	Predecessor (carve-out)
	November 12 - December 31, 2012	January 1 - November 11, 2012	Year Ended December 31, 2011
Cash flows from operating activities:
Net loss	$(375,490)	$(6,547,908)	$(7,610,389)

Adjustments to reconcile net loss to net cash used in
operating activities:
Impairment of property and equipment	—	329,079	—
Depreciation and amortization	35,124	100,119	41,747
Stock-based compensation	—	380,798	361,943
Changes in assets and liabilities:
Costs in excess of billings on uncompleted contracts	—	(776,402)	610,085
Prepaid expenses and other current assets	(8,970)	(11,935)	105,737
Accounts payable	33,234	196,690	(253,179)
Accrued expenses	(90,613)	(15,836)	(1,800,209)
Related party accrued interest	—	132,052	—
Unearned revenue	—	—	229,280

Net cash used in operating activities	(406,715)	(6,213,343)	(8,314,985)

Cash flows from investing activity:

Purchase of property and equipment	—	(24,285)	(1,172,456)

Net cash used in investing activities	—	(24,285)	(1,172,456)

Cash flows from financing activities:
Cash contributed from Parent in Contribution Agreement for issuance of stock to investor	500,000
Cash contributions from Parent	—	6,237,628	7,853,735

Net cash provided by financing activities	500,000	6,237,628	7,853,735

Net increase (decrease) in cash and cash equivalents	93,285	—	(1,633,706)

Cash and cash equivalents at beginning of period	—	—	1,633,706
Cash and cash equivalents at end of period	$93,285	$—	$—

Supplemental disclosure of cashflow information
Cash paid during the period for:
Income taxes	—	—	—
Interest	—	—	—

Supplemental schedule of non-cash investing and financing activities:
Non-cash contribution from Parent at spin-off date
Prepaid expenses	$25,085	$-	$-
Accounts payable	$(414,337)	$-	$-
Accrued expenses	$180,455	$-	$-
Related party accrued interest	$(132,052)	$-	$-

See accompanying notes to consolidated financial statements.

F-7

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

1.	Description of Business and Basis of Presentation

Description of Business

Ener-Core, Inc. (the “Company”), a Nevada corporation, was formed on April 29, 2010 as Inventtech, Inc. On July 1, 2013, the Company acquired its wholly owned subsidiary, Ener-Core Power, Inc., (formerly Flex Power Generation, Inc.), a Delaware corporation. The shareholders of Ener-Core Power, Inc. are now the majority shareholders of the Company and the management of Ener-Core Power, Inc. is now the management of the Company. Therefore the acquisition is treated as a “reverse merger” and the financial statements of the Company are those of Ener-Core Power, Inc. All equity amounts presented have been retroactively restated to reflect the reverse merger as if it had occurred November 12, 2012.

As provided in the Contribution Agreement, dated November 12, 2012 (the Contribution Agreement), by and among FlexEnergy, Inc. (FlexEnergy, Parent, Predecessor), FlexEnergy Energy Systems, Inc. (FEES), and Ener-Core Power, Inc. (Successor), Ener-Core Power, Inc. was spun-off from FlexEnergy, Inc. as a separate corporation. As a part of that transaction, Ener-Core Power, Inc. received all assets (including intellectual property) and certain liabilities pertaining to the Gradual Oxidizer business (business carved out of Predecessor). The owners of Predecessor did not distribute ownership of Successor entity pro rata. The assets and liabilities were transferred to the Company and recorded at their historical carrying amounts since the transaction was a transfer of net assets between entities under common control.

Ener-Core Power, Inc., designs, develops and manufactures products and technologies that expand power generation into previously uneconomical markets. The Company believes our products and technologies, known as the Gradual Oxidizer business, can reduce the cost of compliance with air quality regulations by avoiding the chemicals, catalysts, and complex permitting required by competitive systems.

The Company’s research and development of “clean” power generation from extremely low quality gases has culminated in the development of the Ener-Core Powerstation FP250 (the “FP250”). The FP250 is a complete system consisting of the Company’s designed and patented gradual oxidizer, integrated with a gas turbine and generator. The FP250 has been designed to operate on fuels from 100% combustible gas down to concentrations of 5% or less combustible gas content. The FP250 has applications in landfill, oil production, coal mining, and other operations, and offers its customers two distinct value propositions: the destruction of low quality waste gases with no harmful emissions and the generation of energy from a renewable fuel source.

The Company believes that the Gradual Oxidizer is well positioned to achieve the Lowest Achievable Emission Rate (“LAER”) for several major air pollutants in non-attainment areas and to become Best Available Control Technology (“BACT”) for these pollutants in attainment areas, as determined under the U.S. Environmental Protection Agency (“EPA”) New Source Review program.

F-8

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Ener-Core Power, Inc. All significant intercompany transactions and accounts have been eliminated in consolidation.

Prior to November 12, 2012 Ener-Core Power, Inc. did not operate as a separate legal entity. As a result the historical financial information for the fiscal year ended December 31, 2011, as well as the cumulative period from January 1, 2012 through November 11, 2012, has been “carved out” of the financial statements of FlexEnergy. Such financial information is limited to Ener-Core Power, Inc. related activities, assets and liabilities only.

The carved-out financial information includes both direct and indirect expenses. The historical direct expenses consist primarily of the various costs of direct operations. Indirect costs represent expenses that were allocable to the business. The indirect expense allocations are based upon: (1) estimates of the percentage of time spent by FlexEnergy employees working on or supporting Ener-Core Power, Inc. business matters; and (2) allocations of various expenses associated with the employees, including salary, benefits, travel and entertainment, rent associated with the employees’ office space, accounting and other general and administrative expenses.

Management believes the assumptions and allocations underlying the carve-out financial information are reasonable, although they are not necessarily indicative of the costs the Gradual Oxidizer Business would have incurred if it had operated on a standalone basis or as an entity independent of FlexEnergy. Accordingly, the financial position, operating results and cash flows may have been materially different if the Ener-Core Power, Inc. business had operated as a stand-alone entity during the periods presented.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

2.	Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Since its inception, the Company has made a substantial investment in research and development to develop the gradual oxidizer and has successfully deployed a FP250 field test unit at the U.S. Army base at Fort Benning, Georgia. The total cost of the contract was $4,377,337 and the total estimated loss on this contract was $3,386,680 (See Southern Research Contract). The Company has not achieved profitable operations or positive cash flows since inception and has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. On December 31, 2012 the Company entered into a master purchase and distribution agreement with Efficient Energy Conversion Turbomachinery (EECT) in the Netherlands for non-exclusive European distribution rights for the Ener-Core Powerstation FP250 and related equipment (Note 10). The projected gross margin on the EECT contract is estimated to be positive and the Company is projecting sale of the initial unit in November 2013.

F-9

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital sufficient to meet its operating expenses by seeking additional equity and/or debt financing. Although the Company has raised approximately $4.96 million (net) through the issuance of debt and sale of common stock subsequent to December 31, 2012 (Note 11), management cannot provide any assurances that the Company will be successful in accomplishing any of its financing plans. If the Company were unable to obtain additional capital, such inability would have an adverse effect on the financial position, results of operations, cash flows, and business prospects of the Company, and ultimately on its ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not give effect to any adjustments that might be necessary if the Company were unable to meet its obligations or continue operations.

3.	Significant Accounting Policies

Segments

The Company operates in one segment. All of the Company’s operations are located domestically.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant items subject to such estimates and assumptions include the allocation of operations during the carve-out periods, valuation of certain assets, useful lives, and carrying amounts of property and equipment, equity instruments, and share-based compensation; provision for contract losses; valuation allowances for deferred income tax assets; and exposure to warranty and other contingent liabilities. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

F-10

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

Costs in Excess of Billings on Uncompleted Contracts

Costs in excess of billings on uncompleted contracts in the accompanying consolidated balance sheets represents accumulation of costs for labor, materials and other costs that have been incurred in excess of a provision for contract loss that has previously been recognized as further discussed below under the section Southern Research Contract. These costs were recognized as costs of goods sold in the period from November 12 through December 31, 2012 when the contract was considered complete in accordance with the completed-contract method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Lives
Machinery and equipment	5 to 10 years
Office furniture and equipment	7 years
Computer equipment and software	3 years

Revenue Recognition

The Company generates revenue from the sale of its clean power energy systems and from consulting services. Revenue is recognized in accordance with Accounting standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) and Staff Accounting Bulletin Topic 13 which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. With regards to the sale of products, delivery is not considered to have occurred, and therefore no revenues are recognized until the customer has taken title to the products and assumed the risks and rewards of ownership of the products specified in the purchase order or sales agreement. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. The Company defers any revenue for which the services have not been performed or is subject to refund until such time that the Company and the customer jointly determine that the services have been performed or no refund will be required.

F-11

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

Revenues under long-term construction contracts are generally recognized using the completed-contract method of accounting (ASC 605-35). Long-term construction-type contracts for which reasonably dependable estimates cannot be made or for which inherent hazards make estimates difficult are accounted for under the completed-contract method. Revenues under the completed-contract method are recognized upon substantial completion – that is acceptance by the customer, compliance with performance specifications demonstrated in a factory acceptance test or similar event. Accordingly, during the period of contract performance, billings and costs are accumulated on the balance sheet, but no profit or income is recorded before completion or substantial completion of the work. Anticipated losses on contracts are recognized in full in the period in which losses become probable and estimable. Changes in estimate of profit or loss on contracts are included in earnings on a cumulative basis in the period the estimate is changed.

Southern Research Contract

In April 2009 the Company entered into an initial contract with Southern Research Institute (SRI) to perform all detailed design, fabrication and site integration of installing a Turbine/Thermal Oxidizer demonstration unit. The scope of work also required the Company to commission and start up the demonstration unit including operator and maintenance training. In January of 2010 the Company and SRI amended the contract to a fixed price contract value at $1,226,776 which required the Company to provide two 200kw Flex power stations (Turbines 1&2) to be installed at two Department of Defense locations in the US. In addition, the contract, as amended, required the Company to provide field integration, basic operator and maintenance training including on-site support for the first year of operation and also to maintain, operate and train operators of the equipment. The Company delivered Turbine 1 and installed the equipment in November 2011 and completed the operations and training phase in November 2012. The third amendment to the contract provided for the Company to deliver a second Turbine/Thermal Oxidizer unit and upgrade the engine of Turbine 1. The contract required the customer to identify a site for the second unit by December 31, 2012. However, a suitable site was not selected and the customer cancelled its order for the second unit. The SRI contract has been accounted for in accordance with the completed-contract method. The Company deferred all amounts received on this contract for Turbine 1 & 2 until the contract was substantially completed on December 31, 2012, at which time all advanced payments received on the contract ($990,652) was recorded as revenue and the remaining accumulated deferred costs of $990,652 were recorded as cost of goods sold in the period November 12 through December 31, 2012. The Company incurred total contract costs of $4,377,337, including a contract loss of $1,729,118 in the year ended December 31, 2011.

The accompanying financial statements include revenues from the Southern Research Contract only, recognized on a completed contract method. Therefore, there were no arrangements for which multiple deliverables were accounted for separately.

Research and Development Costs

Research and development costs are expensed as incurred.

Share Based Compensation

FASB ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, which may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 "Equity - Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-12

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

Income Taxes

The Company accounts for income taxes under FASB ASC 740 "Income Taxes." Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Long-Lived Assets

In accordance with ASC 360-10-35, “Impairment or Disposal of Long-Lived Assets,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable.  The Company considers the carrying value of assets may not be recoverable based upon its review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount. We have evaluated our intangible asset for impairment at each balance sheet date and, despite significant losses on the SRI contract, conclude that no impairment of the intangible asset is appropriate.

In 2010 the Company started the construction of the FP250 Beta development test unit at the Portsmouth, New Hampshire manufacturing facility of FlexEnergy for the purpose of completing the second development phase for software, controls, systems, and components and serve as a demonstration unit for potential customers. In July 2012 the construction of the FP250 Beta development test unit was completed and the asset was placed in service at the Portsmouth location. The Company had accumulated costs significantly higher than the amount originally expected in constructing the FP250 Beta development test unit. As a result the Company performed an evaluation of the FP250 Beta development test unit for impairment as this was an indication that the book value of the asset may not be recoverable. The total accumulated cost of constructing the FP250 was $1,089,079 as of July 2012, the date the asset was placed in service at the Portsmouth location. As part of the Company’s review, the fair market value of the FP250 Beta development test unit was determined to be $760,000. This determined fair market value was assessed to be the realizable value the Company could expect to receive on the sale of such equipment in a current transaction between willing parties, which is based on the sales price negotiated in the Distribution agreement with EECT. As further discussed in Note 10, the Company has entered into an agreement with EECT, an unrelated party, for the sale of a unit with the same functionality as the FP250 Beta development unit for a selling price of $760,000. The pricing is a one-time special price which considers this is the first unit of its kind being sold to be placed into the conventional commercial and industrial environment for long-term continuous commercial operation. The impairment charge of $329,079 represented the difference between the fair value and the carrying value of the FP250 Beta development unit.

F-13

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

The FP250 Beta development test unit was a contributed asset pursuant to the terms of the November 12, 2012 Contribution Agreement. In 2013, the unit will be relocated to the University of California-Irvine where it will continue to be used as a development and demonstration unit.

There were no other indicators of impairment related to long-lived assets that resulted in additional impairment analysis.

Financial Instruments

The Company determines the fair value of our financial instruments based on the hierarchy established by ASC 820, “Fair Value Measurement.” The three levels of inputs used to measure fair value are as follows:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
•	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.
•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The carrying amounts of the financial instruments are reasonable estimates of their fair values due to their short-term nature or proximity to market rates for similar debt.

Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts payable and accrued expenses.

Cash and Cash Equivalents, Accounts Payable, Accrued Expenses

These items are recorded in the financial statements at historical cost. The historical cost basis for these amounts is estimated to approximate their respective fair values due to the short maturity of these instruments.

F-14

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

Earnings (Loss) per Share

Basic earnings (loss) per common share is computed by dividing earnings (loss) to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share includes potentially dilutive securities such as outstanding options using various methods such as the treasury stock or modified treasury stock method in determination of dilutive shares outstanding during each reporting period. Stock options were excluded for purposes of calculating weighted average common share equivalents in the computation of diluted (loss) from continuing operations per share as their effect would have been anti-dilutive.

Comprehensive Income (Loss)

The Company has no items of other comprehensive income (loss) in any period presented. Therefore, net loss as presented in the Company’s Consolidated Statements of Operations equals comprehensive loss.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued a new accounting standard requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. Generally Accepted Accounting Principles ("U.S. GAAP") to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This pronouncement is effective prospectively for reporting periods beginning after December 15, 2012. We do not anticipate the adoption of this standard to have a material impact on the Company’s financial statements and related disclosures.

In December 2012, the FASB issued a new accounting standard that will require the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The new guidance is effective for the Company's interim period ending March 31, 2013. The disclosures required are to be applied retrospectively for all comparative periods presented. The Company does not expect that this guidance will have an impact on its financial position, results of operations or cash flows as it is disclosure-only in nature.

4.	Property and Equipment, Net

Property and equipment, net consisted of the following:

F-15

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

	Successor	Predecessor
	December 31, 2012	November 11, 2012	December 31, 2011
Machinery and equipment	$814,936	$814,936	$33,007
Office furniture and fixtures	174,351	174,352	174,353
Computer equipment and software	62,365	62,365	62,365
Less accumulated depreciation	(173,534)	(139,540)	(47,993)
Net	878,118	912,113	221,732
Construction in-progress	-	-	1,089,650
	$878,118	$912,113	$1,311,382

Depreciation expense was $33,995, $94,475 and $34,974, for the periods ended December 31, 2012 (Successor), November 11, 2012 (Predecessor) and December 31, 2011 (Predecessor), respectively.

5.	Intangibles, Net

Intangibles, net consisted of the following:

	Successor	Predecessor
	December 31, 2012	November 11, 2012	December 31, 2011
Patents	$79,587	$79,587	$79,587
Less accumulated amortization	(32,173)	(31,044)	(25,400)

	$47,414	$48,543	$54,187

This intangible is amortized over its remaining life, which at December 31, 2012, was estimated to be 7 years. Amortization expense related to this intangible asset was $1,129 for the period ended December 31, 2012 (Successor); $5,644 for the period ended November 11, 2012 (Predecessor) and $6,773 for the year ended December 31, 2011 (Predecessor).

Amortization expense on intangible assets in each of the five succeeding years is $6,773 per year from December 31, 2013 through December 31, 2017 and a total of $13,549 thereafter.

The Company continues to invest in its intellectually property portfolio and is actively filing for patent protection for its technology in both the United States and abroad. The costs, including legal, associated with compiling and filing patent applications are expensed in selling, general and administrative expenses as incurred.

F-16

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

6.	Accrued Expenses

Accrued expenses consisted of the following:

	Successor	Predecessor
	December 31, 2012	November 11, 2012	December 31, 2011
Accrued professional fees	$25,059	$79,487	$39,080
Accrued payroll	64,222	85,464	90,926
Accrued board of directors fees	—	—	3,338
Accrued severance	41,900	53,826	91,667
Accrued consulting	50,000	52,000	65,609
Accrued other	927	25,236	21,229
Liabilities owed by Parent - reimbursable under Contribution Agreement	203,747	—	—
	$385,855	$296,013	$311,849

7.	Parent Company Debt (Predecessor)

The Predecessor Company recorded allocated interest expense related to the Parent Company’s debt of $1,030,802 for the period ended November 12, 2012 (Predecessor) and $164,393 for the year ended December 31, 2011 (Predecessor).

The allocation of interest expense was based on the net loss of the predecessor compared to the aggregate net income loss of the parent Company of the predecessor.

There were a number of Parent Company debt instruments issued in 2011 and 2012. The debt instruments were with significant shareholders of the Company who are related parties. All assets of the Company were held as collateral as part of the debt instruments. Under the terms of the Restructuring Agreement dated November 12, 2012 all debt was converted to equity and all collateral was released from encumbrance without recourse.

8.	Share Based Compensation

Successor Plan

On December 31, 2012, the Ener-Core Power, Inc. Stock Incentive Plan (Successor Plan) was adopted and approved by the Company’s Board of Directors. The plan authorized the Company to grant options to purchase 3,400,000 shares of the Company’s authorized Common Stock. On December 31, 2012, a grant under the plan was approved for 3,126,985 shares of Common Stock to full-time employees and management, and 125,000 shares to directors. The stock options have an exercise price per share of $0.001 and expiration date of December 31, 2017. The vesting commences on January 1, 2013 with 1/3 vesting after the first 6 months then 1/45 per month.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the table below. Since the Company’s common stock does not have an active market, expected volatility is based on the historical volatility of comparable public companies. The Company lacks historical data and estimates option exercise and employee termination within the valuation model. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The assumptions used in the Black-Scholes option pricing model for the stock options granted during the year ended December 31, 2012 were as follows:

F-17

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

Expected volatility	77.00%
Divident yield	0.00%
Risk-free interest rate	0.33%
Expected life of options	3 years

A summary of stock option activity for the period from November 12, 2012 to December 31, 2012 is presented below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contract Term	Aggregate Intrinsic Value
Outstanding at November 12, 2012	—	—
Options exercised	—	—
Options expired	—	—
Options granted	3,251,985	$0.001
Outstanding at December 31, 2012	3,251,985	$0.001	5 years	$279,671
Exercisable at December 31, 2012	—	—	—	—

The weighted-average grant-date fair value of options granted during the period from November 12 through December 31, 2012 was $0.0869. There were no stock options exercised during the period from November 12 through December 31, 2012.

A summary of the status of the Company’s nonvested stock options as of December 31, 2012 is presented below:

Nonvested Stock Optinos	Stock options	Weighted Average Grant-Date Fair Value
Nonvested at November 12, 2012	—	—
Granted	3,251,985	$0.0869
Vested	—	—
Forfeited	—	—
Nonvested at December 31, 2012	3,251,985	$0.0869

F-18

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

As of December 31, 2012, there was $282,603 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the 2012 plan. That cost is expected to be recognized over the weighted-average vesting period of 5 years. All awards were granted on December 31, 2012 and therefore no share-based compensation expense was recorded during the period November 12, 2012 through December 31, 2012.

Shares Reserved for Future Issuance

The Company has reserved 3,251,985 shares as of December 31, 2012 for future issuance upon the exercise of stock options.

Subsequent Exercise of Stock Options

All 3,251,985 of the stock options outstanding at December 31, 2012 were exercised in the first quarter of 2013, resulting in proceeds to the Company of $2,827. Such exercises are subject to repurchase to the extent they are not vested (none vested as of December 31, 2012).

Predecessor

The predecessor financials include an allocation of the stock compensation expense from its Parent Company totaling $361,943 during the year ended December 31, 2011 and $380,798 for the period from January 1 through November 11, 2012.

9.	Income Taxes

Income tax provision for the period ended December 31, 2012 (Successor), period ended November 11, 2012 (Predecessor) and year ended December 31, 2011 (Predecessor) consists of the following:

	Successor	Predecessor
	November 12, 2012 to December 31, 2012	January 1, 2012 to November 11, 2012	Year Ended December 31, 2011
Current income tax expense:
Federal	$—	$—	$—
State	—	—	—
Total	—	—	—
Deferred income tax expense:
Federal	—	—	—
State	—	—	—
Total	—	—	—
Provision for income taxes	$—	$—	$—

F-19

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

Due to net loss, effective tax rate for the periods presented was 0%.

Deferred income tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

December 31, 2012
Deferred tax assets:
Net operating loss carry-forward	$160,000
Valuation allowance	(160,000)
Net deferred tax assets	$—

Significant component of the Company’s deferred tax assets consisted of net operating loss carry-forwards (for the successor period). The Company has evaluated the available evidence supporting the realization of the Company’s deferred tax assets, including the amount and timing of future taxable income, and have determined it is more likely than not that the assets will not be fully realized and a full valuation allowance is necessary as of December 31, 2012. As of December 31, 2012, the Company has federal and state net operating loss carry-forwards of approximately $460,000 which expire through 2023. The utilization of net operating loss carry-forwards may be subject to limitations under provision of the Internal Revenue Code Section 382 and similar state provisions.

The Company follows ASC 740 related to accounting for uncertain tax positions, which prescribes a recognition threshold and measurement process for recording in the financial statements, uncertain tax positions taken or expected to be taken in a tax return. Under this provision, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. Tax benefits of an uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained based on technical merits. The Company did not have any uncertain income tax position as of December 31, 2012.

10.	Commitments and Contingencies

Lease Agreements

The Successor Company is obligated under one noncancelable operating lease. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease. Rental expense was $17,227 for the period from November 12 through December 31, 2012 (Successor), $79,201 for the period ended November 11, 2011 (Predecessor) and $80,188 for the year ended December 31, 2011 (Predecessor).

F-20

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

Future minimum operating lease payments as of December 31, 2012 are as follows:

2013	$101,141
2014	104,175
2015	107,301
2016	46,050
$358,667

Contingencies

The Company may become a party to litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company's financial condition, results of operations or cash flows.

On December 31, 2012, the Company entered into a Master Purchase Agreement (MPRA) with Efficient Energy Conversion Turbo Machinery, B.V. of the Netherlands (EECT). As part of this agreement EECT is committed to buy a certain number of the Flexpower station FP250 and related optional equipment in order to maintain exclusivity in the region. The pricing for the first unit was $760,000 and subsequent units will be sold at $850,000. In accordance with the MPRA, EECT placed a Purchase Order (“PO”) with the Company on December 31, 2012 for the purchase on the first unit at $760,000. The order was conditional on the issuance of an irrevocable letter of credit to the Company according to the terms of the PO. Such irrevocable letter of credit was issued on March 1, 2013 in the amount of 533,000 Euros (approximately $700,000 at March 1, 2013) and the Company has acknowledged the acceptance of the PO on the same date. The letter of credit expires in November 2013 after the expected delivery and acceptance of the unit by EECT.

See Note 2 regarding management’s plan to obtain sufficient capital to meet its operating expenses.

11.	Subsequent Events

On January 25, 2013, the Company borrowed $250,000 from a stockholder under a note payable that was due on March 31, 2013. The note was repaid (including $10,138 of interest accrued at 12% and related forbearance fees) on March 29, 2013.

On March 28, 2013 the Company borrowed $260,200 (the “March Note”) from one of the SAIL Entities (a group of entities managed by SAIL Capital Partners, LLC). The March Note bore interest at 12% and was to mature on March 28, 2014.

In April 2013, the Company entered into an escrow agreement in connection with a private offering of the Company’s common stock that was to close immediately prior to a potential reverse merger transaction (see below). SAIL advanced $728,382 in funds into the escrow, of which $500,000 was released to the Company in April 2013 and $228,382 was released to the Company in June 2013, in each case for the purchase of shares of the Company’s common stock at $0.75 per share for an aggregate of approximately 971,176 shares.

F-21

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

In April 2013, an aggregate of approximately $671,618 that was owed by the Company to one or more of the SAIL Entities was converted into an aggregate of approximately 1,562,158 shares of common stock of the Company. Such economic obligations consisted of (i) the March Note, (ii) $80,000 that had been contributed to the Company in March 2013, (iii) $220,710 that had been advanced on behalf of the Company under a letter of credit entered into in connection with the November 2012 spin-off transaction; and (iv) $11,708 for certain reimbursable legal expenses incurred in February, March, and April 2013.

In June 2013, the Company borrowed $100,000 from each of three individual stockholders under notes payable that were due December 31, 2013, or earlier, upon completion of the merger.  The notes accrued interest that the rate of 8% and are convertible at the lender’s option into common stock at $0.75 per share

As discussed in Note 1, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ener-Core, Inc. a Nevada corporation formerly known as Inventtech, Inc. (“Pubco”), and Flex Merger Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Merger Sub would merge with and into the Company, with the Company as the surviving entity (the “Merger”). The Pubco is a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. The Merger Agreement has been approved by the boards of directors of each of the parties to the Merger Agreement.

On July 1, 2013, Ener-Core Power, Inc., completed the merger with Ener-Core, Inc., Upon completion of the merger, the operating company immediately became a public company. The merger was accounted for as a “reverse merger” and recapitalization since the stockholders of Ener-Core Power, Inc. owned a majority of the outstanding shares of the common stock immediately following the completion of the transaction, the stockholders of Ener-Core Power, Inc. have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and Ener-Core Power, Inc.’s senior management dominates the management of the combined entity immediately following the completion of the transaction in accordance with the provision of ASC 805, “Business Combinations.” Accordingly, Ener-Core Power, Inc. was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Ener-Core Power, Inc. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Ener-Core Power, Inc. and are recorded at the historical cost basis of Ener-Core Power, Inc. Ener-Core, Inc.’s assets, liabilities and results of operations were de minimis at the time of merger.

F-22

Ener-Core, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Notes to Consolidated Financial Statements

The consolidated statement of operations for the period November 12, 2012 through December 31, 2012 gives effect to the merger as if it had occurred on November 12, 2012. The consolidated balance sheet as of December 31, 2012 gives effect to the acquisition as if it had occurred on such date. The consolidated financial statements of operations and balance sheets are based on the historical financial statements of Ener-Core Power, Inc. and Ener-Core, Inc.

Prior to the merger, the capitalization of the Company included series A, B, C and D preferred shares. Upon the completion of the merger each series A preferred share converted into 2.25 common shares, series B and series C into 1.5 common shares, and series D into 1.25 common shares as follows:

Series A preferred shares outstanding prior to conversion	2,259,928
Series B preferred shares outstanding prior to conversion	4,971,842
Series C preferred shares outstanding prior to conversion	9,034,061
Series D preferred shares outstanding prior to conversion	6,464,495
Total number of all preferred shares outstanding prior to conversion	22,730,326
Conversion of all series preferred shares at the time of merger	34,174,311
Plus common shares outstanding prior to conversion	3,728,881
Total number of common shares outstanding at December 31, 2012	37,903,192

In connection with the reverse merger, we raised a total of $4,960,151 through the sale of approximately 6.6 million shares of common stock at $0.75 per share. $1.4 million of this total was raised in April 2013 and is described within this footnote, and the remaining $3.56 million was raised from investors in July 2013.

The Company evaluated all events or transactions that occurred after December 31, 2012.

F-23

Ener-Core, Inc.

Unaudited Condensed Consolidated Financial Statements

March 31, 2013

F-24

Ener-Core, Inc.

Table of Contents

Page

Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets as of March 31, 2013 (Unaudited) and December 31, 2012	26

Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2013 and 2012	27

Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013 and 2012	28

Notes to Unaudited Condensed Consolidated Financial Statements	29

F-25

Ener-Core, Inc.

Condensed Consolidated Balance Sheets

Assets	March 31, 2013	December 31, 2012
	(Unaudited)
Current assets:
Cash and cash equivalents	$24,519	$93,285
Other receivables	4,094	—
Prepaid expenses and other current assets	10,581	8,970
Total current assets	39,194	102,255
Property and equipment, net	827,126	878,118
Intangibles, net	45,720	47,414
Total assets	912,040	1,027,787
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	385,422	33,234
Accrued expenses	252,879	385,855
Advance from related party	184,127	—
Note payable from related party	260,200	—
Total current liabilities	1,082,628	419,089

Total liabilities	1,082,628	419,089
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value Authorized shares: - 50,000,000 at March 31, 2013 and December 31, 2012 Issued and outstanding shares - none at March 31, 2013 and December 31, 2012
Common stock, $0.0001 par value: Authorized shares: - 200,000,000 at March 31, 2013 and December 31, 2012 Issued and outstanding shares - 37,903,192 at March 31, 2013 and December 31, 2012	3,790	3,790
Additional paid in capital	994,403	980,398
Accumulated deficit	(1,168,781)	(375,490)
Total stockholders’equity (deficit)	(170,588)	608,698
Total liabilities and stockholders’ equity (deficit)	$912,040	$1,027,787

See accompanying notes to unaudited condensed consolidated financial statements.

F-26

Ener-Core, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31,
	2013	2012

Sales	$4,094	$—

Cost of goods sold	4,094	—

Gross Profit	—	—

Operating expenses:
Selling, general and administrative	506,952	1,145,622
Research and development	276,202	840,011
Total operating expenses	783,154	1,985,633
Operating loss	(783,154)	(1,985,633)
Other expenses:
Interest expense - related party	(10,138)	(135,515)
Loss before income taxes	(793,292)	(2,121,148)
Income taxes	—	—
Net loss	$(793,292)	$(2,121,148)
Loss per Share - Basic and Diluted	$(0.02)
Weighted Average Common Shares - Basic and Diluted	37,903,192

See accompanying notes to unaudited condensed consolidated financial statements.

F-27

Ener-Core, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Successor	Predecessor
	For the Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(793,292)	$(2,121,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	52,686	28,940
Stock-based compensation	14,005	129,757
Changes in assets and liabilities:
Accounts and other receivables	(4,094)	—
Costs in excess of billings on uncompleted contracts	—	(250,290)
Prepaid expenses and other current assets	(1,611)	(19,729)
Accounts payable	352,188	323,059
Accrued expenses	(135,802)	26,884
Net cash used in operating activities	(515,920)	(1,882,527)
Cash flows from financing activities:
Cash contributions from Parent	—	1,882,527
Proceeds from exercise of unvested stock options	2,827	—
Proceeds from related party notes	260,200
Advance from related party	184,127
Net cash Provided by financing activities	447,154	1,882,527
Net decrease in cash and cash equivalents	(68,766)	—
Cash and cash equivalents at beginning of period	93,285	—
Cash and cash equivalents at end of period	$24,519	$—

See accompanying notes to unaudited condensed consolidated financial statements.

F-28

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

1.	Description of Business and Basis of Presentation

Description of Business

Ener-Core, Inc. (the “Company”), a Nevada corporation, was formed on April 29, 2010 as Inventtech, Inc. On July 1, 2013, the Company acquired its wholly owned subsidiary, Ener-Core Power, Inc., (formerly Flex Power Generation, Inc.), a Delaware corporation. The shareholders of Ener-Core Power, Inc. are now the majority shareholders of the Company and the management of Ener- Core Power, Inc. is now the management of the Company. Therefore the acquisition is treated as a “reverse merger” and the financial statements of the Company are those of Ener-Core Power, Inc. All equity amounts presented have been retroactively restated to reflect the reverse merger as if it had occurred November 12, 2012.

As provided in the Contribution Agreement, dated November 12, 2012 (the Contribution Agreement), by and among FlexEnergy, Inc. (FlexEnergy, Parent, Predecessor), FlexEnergy Energy Systems, Inc. (FEES), and Ener-Core Power, Inc. (successor), Ener-Core Power Inc.was spun-off from FlexEnergy, Inc. as a separate corporation. As a part of that transaction, Ener-Core Power, Inc. received all assets (including intellectual property) and certain liabilities pertaining to the Gradual Oxidizer business (business carved out of Predecessor). The owners of Predecessor did not distribute ownership of Successor entity pro rata. The assets and liabilities were transferred to the Company and recorded at their historical carrying amounts since the transaction was a transfer of net assets between entities under common control.

Ener-Core Power, Inc., designs, develops and manufactures products and technologies that expand power generation into previously uneconomical markets. The Company believe our products and technologies, known as the Gradual Oxidizer business, can reduce the cost of compliance with air quality regulations by avoiding the chemicals, catalysts, and complex permitting required by competitive systems.

The Company’s research and development of “clean” power generation from extremely low quality gases has culminated in the development of the Ener-Core Powerstation FP250 (the “FP250”). The FP250 is a complete system consisting of the Company’s designed and patented gradual oxidizer, integrated with a gas turbine and generator. The FP250 has been designed to operate on fuels from 100% combustible gas down to concentrations of 5% or less combustible gas content. The FP250 has applications in landfill, oil production, coal mining, and other operations, and offers its customers two distinct value propositions: the destruction of low quality waste gases with no harmful emissions and the generation of energy from a renewable fuel source.

The Company believe that the Gradual Oxidizer is well positioned to achieve the Lowest Achievable Emission Rate (“LAER”) for several major air pollutants in non-attainment areas and to become Best Available Control Technology (“BACT”) for these pollutants in attainment areas, as determined under the U.S. Environmental Protection Agency (“EPA”) New Source Review program.

F-29

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Ener-Core Power, Inc. All significant intercompany transactions and accounts have been eliminated in consolidation.

Prior to November 12, 2012, Ener-Core Power, Inc. did not operate as a separate legal entity. As a result, the historical financial information for the three months ended March 31, 2012, has been “carved out” of the financial statements of FlexEnergy, Such financial information is limited to Ener-Core Power, Inc. related activities, assets and liabilities only.

The carved-out financial information includes both direct and indirect expenses. The historical direct expenses consist primarily of the various costs of direct operations. Indirect costs represent expenses that were allocable to the business. The indirect expense allocations are based upon: (1) estimates of the percentage of time spent by FlexEnergy employees working on or supporting Ener-Core Power, Inc. business matters; and (2) allocations of various expenses associated with the employees, including salary, benefits, travel and entertainment, rent associated with the employees’ office space, accounting and other general and administrative expenses.

Management believes the assumptions and allocations underlying the carve-out financial information are reasonable, although they are not necessarily indicative of the costs the Gradual Oxidizer Business would have incurred if it had operated on a standalone basis or as an entity independent of FlexEnergy. Accordingly, the financial position, operating results and cash flows may have been materially different if the Ener-Core Power, Inc. business had operated as a stand-alone entity during the periods presented.

The accompanying unaudited condensed consolidated balance sheet as of March 31, 2013, the audited condensed consolidated balance sheet as of December 31, 2012, the unaudited condensed consolidated statements of operations for the three months ended March 31, 2013 and 2012, and the unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2013 and 2012 represent our financial position, results of operations and cash flows, respectively, as of and for the periods then ended. In the opinion of our management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring items, considered necessary to present fairly our financial position at March 31, 2013 and December 31, 2012, the results of our operations for the three months ended March 31, 2013 and 2012, and our cash flows for the three months ended March 31, 2013 and 2012, respectively. Interim results are not necessarily indicative of results for a full year or any other period(s).

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto included in our recent report on Form 8-K for the fiscal year ended December 31, 2012.

Our accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in our annual financial statements prepared in accordance with GAAP have been condensed or omitted.

2.	Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Since its inception, the Company has made a substantial investment in research and development to develop the gradual oxidizer and has successfully deployed a FP250 field test unit at the U.S. Army base at Fort Benning, Georgia. The total cost of the contract was $4,377,337 and the total estimated loss on this contract was $3,386,680 (See Southern Research Contract). The Company has not achieved profitable operations or positive cash flows since inception and has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. On December 31, 2012 the Company entered into a master purchase and distribution agreement with Efficient Energy Conversion Turbomachinery (EECT) in the Netherlands for non-exclusive European distribution rights for the Ener-Core Powerstation FP250 and related equipment. The projected gross margin on the EECT contract is estimated to be positive and the Company is projecting sale of the initial unit in November 2013.

F-30

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital sufficient to meet its operating expenses by seeking additional equity and/or debt financing. Although the Company has raised approximately $4.96 million (net) through the issuance of debt and sale of common stock subsequent to December 31, 2012 (Note 9), management cannot provide any assurances that the Company will be successful in accomplishing any of its financing plans. If the Company were unable to obtain additional capital, such inability would have an adverse effect on the financial position, results of operations, cash flows, and business prospects of the Company, and ultimately on its ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not give effect to any adjustments that might be necessary if the Company were unable to meet its obligations or continue operations.

3.	Significant Accounting Policies

Segments

The Company operates in one segment. All of the Company’s operations are located domestically.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant items subject to such estimates and assumptions include the allocation of operations during the carve-out period, valuation of certain assets, useful lives, and carrying amounts of property and equipment, equity instruments, and share-based compensation; provision for contract losses; valuation allowances for deferred income tax assets; and exposure to warranty and other contingent liabilities. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

F-31

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

Costs in Excess of Billings on Uncompleted Contracts

Costs in excess of billings on uncompleted contracts in the accompanying consolidated balance sheets represents accumulation of costs for labor, materials and other costs that have been incurred in excess of a provision for contract loss that has previously been recognized as further discussed below under the section Southern Research Contract. These costs were subsequently recognized as costs of goods sold as of December 31, 2012 when the contract was considered complete in accordance with the completed-contract method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. The estimated useful lives of the assets are as follows:

Description	Estimated Useful Lives
Machinery and equipment	5 to 10 years
Office furniture and equipment	7 years
Computer equipment and software	3 years

Revenue Recognition

The Company generates revenue from the sale of its clean power energy systems and from consulting services. Revenue is recognized in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) and SAB Topic 13, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. With regards to the sale of products, delivery is not considered to have occurred, and therefore no revenues are recognized until the customer has taken title to the products and assumed the risks and rewards of ownership of the products specified in the purchase order or sales agreement. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. The Company defers any revenue for which the services have not been performed or is subject to refund until such time that the Company and the customer jointly determine that the services have been performed or no refund will be required.

Revenues under long-term construction contracts are generally recognized using the completed-contract method of accounting (ASC 605-35). Long-term construction-type contracts for which reasonably dependable estimates cannot be made or for which inherent hazards make estimates difficult are accounted for under the completed-contract method. Revenues under the completed-contract method are recognized upon substantial completion – that is acceptance by the customer, compliance with performance specifications demonstrated in a factory acceptance test or similar event. Accordingly, during the period of contract performance, billings and costs are accumulated on the balance sheet, but no profit or income is recorded before completion or substantial completion of the work. Anticipated losses on contracts are recognized in full in the period in which losses become probable and estimable. Changes in estimate of profit or loss on contracts are included in earnings on a cumulative basis in the period the estimate is changed.

The accompanying financial statements include revenues from the Southern Research Contract only, recognized on a completed-contract method. Therefore, there were no arrangements for which multiple deliverables were accounted for separately.

F-32

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

Southern Research Contract

In April 2009 the Company entered into an initial contract with Southern Research Institute (SRI) to perform all detailed design, fabrication and site integration of installing a Turbine/Thermal Oxidizer demonstration unit. The scope of work also required the Company to commission and start up the demonstration unit including operator and maintenance training. In January of 2010 the Company and SRI amended the contract to a fixed price contract value at $1,226,776 which required the Company to provide two 200kw Flex power stations (Turbines 1&2) to be installed at two Department of Defense locations in the US. In addition, the contract, as amended, required the Company to provide field integration, basic operator and maintenance training including on-site support for the first year of operation and also to maintain, operate and train operators of the equipment. The Company delivered Turbine 1 and installed the equipment in November 2011 and completed the operations and training phase in November 2012. The third amendment to the contract provided for the Company to deliver a second Turbine/Thermal Oxidizer unit and upgrade the engine of Turbine 1. The contract required the customer to identify a site for the second unit by December 31, 2012. However, a suitable site was not selected and the customer cancelled its order for the second unit. The SRI contract has been accounted for in accordance with the completed-contract method. The Company deferred all amounts received on this contract for Turbine 1 & 2 until the contract was substantially completed on December 31, 2012, at which time all advanced payments received on the contract ($990,652) was recorded as revenue and the remaining accumulated deferred costs of $990,652 were recorded as cost of goods sold. The Company incurred total contract costs of $4,377,337, including a contract loss of $1,729,118 in the year ended December 31, 2011.

Research and Development Costs

Research and development costs are expensed as incurred.

Share Based Compensation

FASB ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 "Equity - Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Stock based compensation expense for the three-month periods ended March 31, 2013 (Successor) and 2012 (Predecessor) was $14,005 and $129,757, respectively.

All 3,251,985 of the stock options outstanding at December 31, 2012 were exercised in the first quarter of 2013, resulting in proceeds to the Company of $2,827. Such exercises are subject to repurchase to the extent they are not vested. Vesting began during the three month period ended March 31, 2013.

F-33

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

Income Taxes

The Company accounts for income taxes under FASB ASC 740 "Income Taxes." Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Long-Lived Assets

In accordance with ASC 360-10-35, “Impairment or Disposal of Long-Lived Assets,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable.  The Company considers the carrying value of assets may not be recoverable based upon its review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount. We have evaluated our intangible asset for impairment at each balance sheet date and, despite significant losses on the SRI Contract, conclude that no impairment of the intangible asset is appropriate.

Financial Instruments

The Company determines the fair value of our financial instruments based on the hierarchy established by ASC 820, “Fair Value Measurements.” The three levels of inputs used to measure fair value are as follows:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
•	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

F-34

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The carrying amounts of the financial instruments are reasonable estimates of their fair values due to their short-term nature or proximity to market rates for similar debt.

Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts payable, accrued expenses and debt.

Cash and Cash Equivalents, Accounts Payable, Accrued Expenses

These items are recorded in the financial statements at historical cost. The historical cost basis for these amounts is estimated to approximate their respective fair values due to the short maturity of these instruments.

Earnings (Loss) per Share

Basic earnings (loss) per common share is computed by dividing earnings (loss) to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share includes potentially dilutive securities such as outstanding options using various methods such as the treasury stock or modified treasury stock method in determination of dilutive shares outstanding during each reporting period. Stock options were excluded for purposes of calculating weighted average common share equivalents in the computation of diluted (loss) from continuing operations per share as their effect would have been anti-dilutive.

Comprehensive Income (Loss)

The Company has no items of other comprehensive income (loss) in any period presented. Therefore, net loss as presented in the Company’s Unaudited Condensed Consolidated Statements of Operations equals comprehensive loss.

Recently Adopted Accounting Pronouncements

In February 2013, the FASB issued a new accounting standard requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. Generally Accepted Accounting Principles ("U.S. GAAP") to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This pronouncement is effective prospectively for reporting periods beginning after December 15, 2012. The adoption did not have a significant impact on the Company’s financial position, results of operations, cash flows or disclosures.

F-35

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

In December 2012, the FASB issued a new accounting standard that will require the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The new guidance is effective for the Company's interim period ending March 31, 2013. The disclosures required are to be applied retrospectively for all comparative periods presented. The adoption did not have a significant impact on the Company’s financial position, results of operations, cash flows or disclosures.

4.	Property and Equipment, Net

Property and equipment, net consisted of the following:

	March 31, 2013	December 31, 2012
Machinery and equipment	$814,936	$814,936
Office furniture and fixtures	174,351	174351
Computer equipment and software	62,365	62365
Less accumulated depreciation	(224,526)	(173,534)
Net	827,126	878,118

Depreciation expense was $50,992 and $27,247 for the three months ended March 31, 2013 (Successor) and March 31, 2012 (Predecessor), respectively.

5.	Intangibles, Net

Intangibles, net consisted of the following:

	March 31, 2013	December 31, 2012
Patents	$79,587	$79,587
Less accumulated amortization	(33,867)	(32,173)
	$45,720	$47,414

Amortization expense related to this intangible asset was $1,694 and $1,694 for the three months ended March 31, 2013 (Successor) and March 31, 2012 (Predecessor), respectively.

6.	Accrued Expenses

Accrued expenses consisted of the following:

	March 31, 2013	December 31, 2012
Accrued professional fees	$—	$25,059
Accrued payroll	77,000	64,222
Accrued severance	16,707	41,900
Accrued consulting	5,000	50,000
Accrued other	6,215	927
Liabilities owed by Parent - reimbursable under Contribution Agreement	147,957	203,747
	$252,879	$385,855

7.	Related Party Transactions

In January 2013, the Company borrowed $250,000 from a stockholder under a secured convertible note payable that was due at the earliest of February 28, 2013 or upon completion of a $1,000,000 financing event. The note accrued interest at the rate of 12% and is convertible at the lender’s option into common stock at 85% of the price of a future financing or $3.6056 per share. The note and accrued interest was repaid using funds from the March 2013 $260,200 convertible note payable. The note was secured by the intangible assets of the Company.

In March 2013, the Company borrowed $260,200 from a stockholder under notes payable that was due March 28, 2014, or earlier, upon completion of the merger. The note accrued interest at the rate of 12% and is convertible at the lender’s option into common stock at $0.75 per share. The note was subsequently converted in April 2013 as described in Note 9.

In March 2013, a stockholder advanced the Company $184,127 for operating capital. The advance did not bear interest and was due on demand. In April 2013, the advance was converted into common stock of the Company at $0.75 at the stockholders election, as described in Note 9.

8.	Commitments and Contingencies

The Company may become a party to litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company's financial condition, results of operations or cash flows.

On the December 31, 2012, the Company entered into a Master Purchase Agreement (MPRA) with Efficient Energy Conversion Turbo Machinery, B.V. of the Netherlands (EECT). As part of this agreement EECT is committed to buy a certain number of the Flexpower station FP250 and related optional equipment in order to maintain exclusivity in the region. The pricing for the first unit was $760,000 and subsequent units will be sold at $850,000. In accordance with the MPRA, EECT placed a Purchase Order (“PO”) with the Company on December 31, 2012 for the purchase on the first unit at $760,000. The order was conditional on the issuance of an irrevocable letter of credit to the Company according to the terms of the PO. Such irrevocable letter of credit was issued on March 1, 2013 in the amount of 533,000 Euros (approximately $700,000 on March 1, 2013) and the Company has acknowledged the acceptance of the PO on the same date. The letter of credit expires in November 2013 after the expected delivery and acceptance of the unit by EECT.

F-36

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

9.	Subsequent Events

In April 2013, the Company entered into an escrow agreement in connection with a private offering of the Company’s common stock that was to close immediately prior to a potential reverse merger transaction (see below). SAIL advanced $728,382 in funds into the escrow, of which $500,000 was released to the Company in April 2013 and $228,382 was released to the Company in June 2013, in each case for the purchase of shares of the Company’s common stock at $0.75 per share for an aggregate of approximately 971,176 shares.

In April 2013, an aggregate of approximately $671,618 that was owed by the Company to one or more of the SAIL Entities was converted into an aggregate of approximately 1,562,158 shares of common stock of the Company. Such economic obligations consisted of (i) the March Note, (ii) $80,000 that had been contributed to the Company in March 2013, (iii) $220,710 that had been advanced on behalf of the Company under a letter of credit entered into in connection with the November 2012 spin-off transaction; and (iv) $11,708 for certain reimbursable legal expenses incurred in February, March, and April 2013.

In June 2013, the Company borrowed $100,000 from each of three individual stockholders under notes payable that were due December 31, 2013, or earlier, upon completion of the merger. The notes accrued interest at the rate of 8% and are convertible at the lender’s option into common stock at $0.75 per share.

As discussed in Note 1, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ener-Core, Inc. a Nevada corporation formerly known as Inventtech, Inc. (“Pubco”), and Flex Merger Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“Merger Sub”), pursuant to which the Merger Sub would merge with and into the Company, with the Company as the surviving entity (the “Merger”). The Pubco is a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. The Merger Agreement has been approved by the boards of directors of each of the parties to the Merger Agreement.

On July 1, 2013, Ener-Core Power, Inc., completed the merger with Ener-Core, Inc., Upon completion of the merger, the operating company immediately became a public company. The merger was accounted for as a “reverse merger” and recapitalization since the stockholders of Ener-Core Power, Inc. owned a majority of the outstanding shares of the common stock immediately following the completion of the transaction, the stockholders of Ener-Core Power, Inc. have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and Ener-Core Power, Inc.’s senior management dominates the management of the combined entity immediately following the completion of the transaction in accordance with the provision of ASC 805, “Business Combinations.” Accordingly, Ener-Core Power, Inc. was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Ener-Core Power, Inc. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Ener-Core Power, Inc. and are recorded at the historical cost basis of Ener-Core Power, Inc. Ener-Core, Inc.’s assets, liabilities and results of operations were de minimis at the time of merger.

In connection with the reverse merger, we raised a total of $4,960,151 through the sale of approximately 6.6 million shares of common stock at $0.75 per share. $1.4 million of this total was raised in April 2013 and is described within this footnote, and the remaining $3.56 million was raised from investors in July 2013.

F-37

Ener-Core, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2013

(Unaudited)

The Company evaluated all events or transactions that occurred after March 31, 2013.

F-38

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

Ener-Core Power, Inc. (Successor)

Gradual Oxidizer Business (Predecessor)

Ener-Core, Inc. (Public Shell)

The unaudited condensed combined pro forma financial information has been derived from, and should be read in conjunction with, the unaudited condensed combined pro forma financial information included elsewhere in this 8-K statement.

On July 1, 2013, Ener-Core Power, Inc., an operating company, completed merger with Ener-Core, Inc., a public shell company. Upon completion of the merger, the operating company immediately became a public company. The merger was accounted for as a “reverse merger” and recapitalization since the stockholder of Ener-Core Power, Inc. owned a majority of the outstanding shares of the common stock immediately following the completion of the transaction, the stockholders of Ener-Core Power, Inc. have significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and Ener-Core Power, Inc.’s senior management dominates the management of the combined entity immediately following the completion of the transaction in accordance with the provision of ASC 805, “Business Combinations”. Accordingly, Ener-Core Power, Inc. was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Ener-Core Power, Inc. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Ener-Core Power, Inc. and are recorded at the historical cost basis of Ener-Core Power, Inc. Ener-Core, Inc.’s assets, liabilities and results of operations were de minimis at the time of merger.

The consolidated statement of operations for the period November 12, 2012 through December 31, 2012 gives effect to the merger as if it had occurred on November 12, 2012. The consolidated balance sheet as of December 31, 2012 gives effect to the acquisition as if it had occurred on such date. The consolidated financial statements of operations and balance sheets are based on the historical financial statements of Ener-Core Power, Inc. and Ener-Core, Inc.

The unaudited condensed combined pro forma statements of operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 give pro forma effect to the merger. The unaudited condensed combined pro forma balance sheet as of March 31, 2013 gives pro forma effect to the merger.

F-39

Unaudited Condensed Combined Pro Forma Balance Sheets

March 31, 2013

	(Successor)
	Ener-Core	(Public Shell)	Pro Forma		Pro Forma
	Power, Inc.	Ener-Core, Inc.	Adjustments		Combined

Cash and cash equivalents	$24,519	$935	$(935	)(3)	$24,519
Other receivables	4,094	-	-		4,094
Prepaid expenses and other current assets	10,581	-	-		10,581
	39,194	935	(935	)(3)	39,194
Property and equipment, net	827,126	-	-		827,126
Intangibles, net	45,720	-	-		45,720

	$912,040	$935	$(935)		$912,040

Accounts payable	$385,422	$2,621	$(2,621	)(3)	$385,422
Accrued expenses	266,884	-	-		266,884
Accounts Payable - related party	-	28,208	(28,208	)(3)	-
Advance from related party	184,127	-	-		184,127
Note payable from related party	260,200	-	-		260,200
	1,096,633	30,829	(30,829)		1,096,633

Common stock	3,790	14,550	(14,550	)(1)	3,790
Additional paid-in capital	980,398	28,350	14,550	(1)	980,398
			(72,794	)(2)
			29,894	(3)
Retained earnings (accumulated deficit)	(1,168,781)	(72,794)	72,794	(2)	(1,168,781)
	(184,593)	(29,894)	29,894		(184,593)

	$912,040	$935	$(935)		$912,040

F-40

Unaudited Condensed Combined Pro Forma Statements of Operations

Three Months Ended March 31, 2013

	(Successor)
	Ener-Core	(Public Shell)	Pro Forma		Pro Forma
	Power, Inc.	Ener-Core, Inc.	Adjustments		Combined

Net sales	$4,094	$-	$-		$4,094
Cost of sales	4,094	-	-		4,094
	-	-	-		-
Operating expenses	783,154	2,370	(2,370	)(4)	783,154

Loss from operations	(783,154)	(2,370)	2,370		(783,154)

Interest expense	(10,138)	-	-		(10,138)

Loss before income taxes	(793,292)	(2,370)	2,370		(793,292)

Income taxes	-	-	-		-

Net loss	$(793,292)	$(2,370)	$2,370		$(793,292)

Earnings per share:
Basic	$(0.02)	$(0.00)	$-		$(0.01)
Diluted	$(0.02)	$(0.00)	$-		$(0.01)

Weighted average common shares outstanding
Basic	37,903,192	4,850,000	20,362,488		63,115,680
Diluted	39,303,192	4,850,000	20,362,488		63,115,680

F-41

Pro Forma Adjustments (As of and for the three months ended March 31, 2013):

NOTE 1 – Elimination of Ener-Core, Inc. common stock.

Decrease common stock (Ener-Core, Inc.)	$14,550
Increase additional paid-in capital	$14,550

NOTE 2 – Reclassification of Ener-Core, Inc. retained earnings to additional paid-in capital.

Increase additional paid-in capital	$72,794
Decrease retained earnings	$72,794

NOTE 3 – Elimination of Ener-Core, Inc. assets and liabilities.

Decrease cash	$935
Decrease accounts payable	$2,621
Decrease accounts receivable related party	$28,208
Increase additional paid-in capital	$29,894

NOTE 4 – Elimination of Ener-Core, Inc. income and expense.

Decrease operating expenses	$2,370

NOTE 5 – Elimination of Ener-Core, Inc. common stock and conversion of public shell.

Increase common stock	20,362,488

F-42

Unaudited Condensed Combined Pro Forma Statements of Operations

Year Ended December 31, 2012

		(Successor)
	(Predecessor)	November 12, 2012 to
	January 1, 2012 to	December 31, 2012
	November 11, 2012	Ener-Core	(Public Shell)	Pro Forma		Pro Forma
	Gradual Oxidizer Business	Power, Inc.	Ener-Core, Inc.	Adjustments		Combined

Net sales	$-	$990,652	$-	$-		$990,652
Cost of sales	-	990,652	-	-		990,652
	-	-	-	-		-
Operating expenses	5,517,106	375,490	13,465	(13,465	)(1)	5,892,595

Loss from operations	(5,517,106)	(375,490)	(13,465)	13,465		(5,892,595)

Interest expense	(1,030,802)	-	-	-		(1,030,802)
Loss before income taxes	(6,547,908)	(375,490)	(13,465)	13,465		(6,923,397)
Income taxes	-	-	-	-		-

Net loss	$(6,547,908)	$(375,490)	$(13,465)	$13,465		$(6,923,397)

Earnings per share:
Basic	N/A	$(0.01)	$(0.00)	$-		$(0.18)
Diluted	N/A	$-	$-	$-		$-

Weighted average common shares outstanding
Basic	N/A	39,303,192	4,850,000	20,362,488	(1)	63,115,680 (1)
Diluted	N/A	39,303,192	4,850,000	20,362,488	(2)	63,115,680 (2)

Pro Forma Adjustments (Year Ended December 31, 2012):

NOTE 1 – Elimination of Ener-Core, Inc. income and expense.

Decrease operating expenses	$2,370

NOTE 2 – Elimination of Ener-Core, Inc. common stock and conversion of public shell company.

Increase common stock	20,362,488

F-43